UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AFFINION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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AFFINION GROUP HOLDINGS, INC.

6 High Ridge Park

Stamford, CT 06905

May 15, 2017

Dear Stockholder:

You are invited to attend the 2017 Annual Meeting of Stockholders of Affinion Group Holdings, Inc., which will be on Thursday, June 1, 2017, at 10:00 a.m., Eastern Time, at our executive offices located at 6 High Ridge Park, Stamford, CT 06905.

Details of the business to be conducted at the meeting are described in the formal notice and proxy statement on the following pages.

We encourage your participation at this meeting. Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please review the proxy statement and sign, date and return your proxy card in the enclosed envelope as soon as possible. Alternatively, you may vote via Internet or by telephone in accordance with the procedures set out on the proxy card.

If you attend the meeting and prefer to vote in person, your previous voting instructions can be revoked at your request.

Also enclosed is a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 31, 2017. We encourage you to read the Annual Report on Form 10-K for information about Affinion Group Holdings, Inc.’s performance in 2016.

We look forward to seeing you at the meeting.

Sincerely,

AFFINION GROUP HOLDINGS, INC.

/s/ Todd H. Siegel

Todd H. Siegel

Chief Executive Officer and Director

AFFINION GROUP HOLDINGS, INC.

6 High Ridge Park

Stamford, CT 06905

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2017

TO THE STOCKHOLDERS OF AFFINION GROUP HOLDINGS, INC.:

The 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 1, 2017, at 10:00 a.m., Eastern Time, at our executive offices located at 6 High Ridge Park, Stamford, CT 06905 for the following purposes:

1.	To elect two Class I directors to the Board of Directors of the Company, who are named in the proxy statement, for a three-year term to expire at the 2020 Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017;

3.	To approve on an advisory, non-binding basis the compensation of our named executive officers as presented in the proxy statement accompanying this notice;

4.	To approve on an advisory, non-binding basis the frequency of the stockholder advisory vote on executive compensation; and

5.	To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

Only stockholders of record of the Company’s common stock, par value $0.01 per share, at the close of business on May 11, 2017 are entitled to receive this notice and to vote at the meeting. This notice and proxy statement, a proxy and voting instruction card, and the 2016 Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on March 31, 2017 (the “2016 Annual Report”), are being distributed on or about May 17, 2017.

You are cordially invited to attend the 2017 Annual Meeting. Your vote is important. Whether or not you expect to attend in person, you are urged to sign, date and mail the enclosed proxy card as soon as possible so that your shares may be represented and voted. The envelope enclosed requires no postage if mailed within the United States. If you attend the meeting and prefer to vote in person, your previous voting instructions can be revoked at your request. Alternatively, you may vote via Internet or by telephone in accordance with the procedures set out on the proxy card.

By Order of the Board of Directors

/s/ Todd H. Siegel Todd H. Siegel
Chief Executive Officer and Director

Stamford, CT

May 15, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2017:

The accompanying proxy statement and the Company’s 2016 Annual Report are available at http://www.affinion.com/investors/sec-filings.

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD

AND RETURN IT IN THE ACCOMPANYING ENVELOPE,

OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE

AFFINION GROUP HOLDINGS, INC.

i

AFFINION GROUP HOLDINGS, INC.

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board”) of Affinion Group Holdings, Inc., a Delaware corporation (the “Company,” “Affinion Holdings,” “we,” “us” or “our”), has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”). The 2017 Annual Meeting will be held on Thursday, June 1, 2017, at 10:00 a.m., Eastern Time, at our executive offices located at 6 High Ridge Park, Stamford, CT 06905, and at any adjournment(s) or postponement(s) thereof, for the purposes stated herein. These proxy materials were first sent on or about May 17, 2017 to all stockholders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on May 11, 2017 (the “Record Date”).

Voting Rights and Outstanding Shares

Only stockholders of record of the Company’s Common Stock as of the Record Date are entitled to receive the Notice of 2017 Annual Meeting and vote their shares at the 2017 Annual Meeting. On the Record Date, 9,093,330 shares of Common Stock were outstanding. Subject to certain adjustments and limitations on voting as set forth in the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Fourth Amended and Restated By-laws (the “Bylaws”), which are described below, each share of our Common Stock that you own entitles you to one vote on each matter to be voted upon at the 2017 Annual Meeting. We will have a quorum to conduct the business at the 2017 Annual Meeting if the holders of a majority of the outstanding shares of our Common Stock entitled to vote are present in person or by proxy. Abstentions and broker non-votes (i.e., shares of Common Stock held by a broker, bank or other agent that are represented at the meeting, but which the broker, bank or other agent is not empowered to vote on a particular proposal) will be counted for purposes of determining whether a quorum is present at the 2017 Annual Meeting.

As discussed above, our Certificate of Incorporation generally provides that each share of our Common Stock you own entitles you to one vote on each matter to be voted upon at the 2017 Annual Meeting. However, if prior approval of a governmental authority having jurisdiction over the Company or a stockholder would be required in order for such stockholder to vote on a given matter, then such stockholder is not entitled to vote its shares of Common Stock on such matter until the requisite approval has been received.

SafeCard Services Insurance Company, an indirect wholly-owned subsidiary of the Company, is a licensed insurance company that is subject to the rules and regulations of the Commissioner of Insurance of the State of North Dakota (the “ND Insurance Commissioner”). Affinion International Limited, an indirect wholly-owned subsidiary of the Company that is incorporated under the laws of England and Wales, is subject to the rules and regulations of the Financial Conduct Authority (the “FCA”) in the U.K. Both the ND Insurance Commissioner and the FCA have rules and regulations that limit the ability of investors to acquire “control,” directly or indirectly, over the relevant regulated entity.

As a result, in order to comply with the rules and regulations of the ND Insurance Commissioner, any stockholder that holds more than 9.9% of the issued and outstanding Common Stock is prevented, pursuant to the Certificate of Incorporation, from voting shares in excess of 9.9% of the issued and outstanding Common Stock until it shall have obtained the requisite consents of, or made the requisite filings with, the ND Insurance Commissioner.

In addition, to the extent such stockholder receives the approval of the ND Insurance Commissioner to vote more than 9.9% of the total voting power of the Company, the Certificate of Incorporation continues to prohibit voting shares held by a stockholder in excess of 19.9% of the total voting power of the Company in order to comply with the rules and regulations of the FCA, which restriction is similar in substance to the restriction for the ND Insurance Commissioner but at a threshold of 19.9%.

In the event that a stockholder is unable to vote all of its shares of Common Stock as a result of the foregoing restrictions, the Secretary of the Company is instead authorized to vote such excess shares in the same proportion as the votes cast by all other stockholders that are not subject to this voting cutback provision.

A stockholder is permitted to vote shares of Common Stock representing more than 9.9% or 19.9%, as applicable, of the total combined voting power of securities entitled to vote on any matter once it has presented evidence, reasonably acceptable to the Company, that it has obtained the requisite consents or made the requisite filings, as applicable.

Proposals for the 2017 Annual Meeting

There are four proposals scheduled to be voted on at the 2017 Annual Meeting:

1.	Elect two Class I directors to the Board of Directors of the Company, Rick P. Frier and Mark R. Vondrasek, for a three-year term to expire at the 2020 Annual Meeting of Stockholders (Proposal 1);

2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2);

3.	Approve on an advisory, non-binding basis the compensation of our named executive officers as presented in this proxy statement (Proposal 3); and

4.	Approve on an advisory, non-binding basis the frequency of the stockholder advisory vote on executive compensation (Proposal 4).

Voting Requirements to Approve Each Proposal

Proposal 1—Election of Class I Directors. Directors are elected by a plurality of the votes cast (meaning that, if a quorum is present, the two Class I director nominees who receive the highest number of shares voted “FOR” their election are elected). “WITHHOLD” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the election of the Class I directors. There is no cumulative voting for the election of Class I directors.

Proposal 2—Ratification of the Appointment of PricewaterhouseCoopers LLP. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017 must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present (meaning that, of the shares represented at the 2017 Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved). Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you. Therefore, no broker non-votes are expected to exist in connection with this proposal.

Proposal 3—Advisory vote on executive compensation. The proposal to approve on an advisory, non-binding basis the compensation of our named executive officers as presented in this proxy statement must be approved by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present (meaning that, of the shares represented at the 2017 Annual Meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved). Abstentions will have the same effect as a vote “AGAINST” this proposal. This proposal is considered a “non-discretionary” matter on which your broker, bank or other agent will not be able to vote on your behalf if it does not receive instructions from you. Therefore, there may be broker non-votes in connection with this proposal. If you hold your shares in “street name” and you do not instruct your broker, bank or other agent how to vote your shares on this proposal, no vote will be cast on your behalf on this proposal. Therefore, it is critical that you indicate your vote on this proposal if you want your vote to be counted.

Proposal 4—Advisory vote on the frequency of the stockholder advisory vote on executive compensation. The proposal to approve on an advisory, non-binding basis the frequency of the stockholder advisory vote on executive compensation will be decided by a plurality of the votes cast, which means that the frequency option (every year, every two years or every three years) receiving the highest number of votes will be considered the frequency recommended by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Required Consent under Nominating Agreement. Notwithstanding the voting requirements for each proposal described above, we entered into a nominating agreement in connection with the 2017 Transactions (as defined in “Certain Relationships and Related Transactions—The 2017 Transactions”) with affiliates of Elliott Management Corporation (“Elliott”) that prohibit us from acting upon the vote of stockholders (other than a vote for the election of directors or a vote to adjourn a meeting of stockholders) without either (i) the written consent of Elliott or (ii) the affirmative approval of the holders of a majority of the outstanding shares of Common Stock, assuming that Elliott has exercised all New Warrants (as defined herein) held of record by it prior to the record date of such vote. As of the mailing date of this proxy statement, Elliott has not exercised all of the New Warrants to purchase our Common Stock that they hold. As a result, before we can act upon the vote of stockholders with respect to Proposals 2, 3 and 4, we must first receive either the written consent of Elliott or the affirmative approval of the holders of a majority of the outstanding shares of Common Stock, assuming that Elliott has exercised all New Warrants held of record by it prior to the Record Date. For more information, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Nominating Agreements.”

Voting Shares Registered in Your Name

If you are a stockholder of record of the Company’s Common Stock as of the Record Date, you are entitled to vote at the 2017 Annual Meeting. You may vote in person at the 2017 Annual Meeting, by automated telephone voting, on the Internet or by proxy.

To ensure that your shares are represented and voted at the 2017 Annual Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the 2017 Annual Meeting in person, using one of the following three methods:

•	Submit a Proxy via the Internet. Go to the web address www.voteproxy.com and follow the instructions for submitting a proxy via the Internet shown on the proxy card sent to you. You should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•	Submit a Proxy by Telephone. Dial 1-800-776-9437 (or, for international callers, 1-718-921-8500) and follow the instructions for submitting a proxy by telephone shown on the proxy card sent to you.

•	Submit a Proxy by Mail. If you do not wish to submit your proxy by the Internet or by telephone, please complete, sign, date and mail the enclosed proxy card in the envelope provided. If you submit a proxy via the Internet or by telephone, please do not mail your proxy card.

The Internet and telephone proxy submission procedures are designed to authenticate your identity and to allow you to submit a proxy for your shares for the matters before our stockholders as described in this proxy statement and confirm that your voting instructions have been properly recorded.

Proxies submitted by telephone or via the Internet for the matters before our stockholders as described in this proxy statement must be received by 11:59 p.m., Eastern Time, on May 31, 2017, or such later time as may be established by the Board.

Voting Shares Registered in Your Name

If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares. In such case, the Notice of 2017 Annual Meeting and proxy statement and any accompanying documents have been provided directly to you by the Company.

Voting Shares Registered in the Name of a Broker, Bank or Other Agent

If your shares are not registered in your own name and, instead, your broker, bank or other agent holds your shares, you are a “beneficial owner” of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the 2017 Annual Meeting. The Notice of 2017 Annual Meeting and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other agent. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Revocability of Proxies

If you are a stockholder of record, once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the 2017 Annual Meeting. You may revoke your proxy in any one of the following three ways:

•	You may submit another proxy marked with a later date (which automatically revokes your earlier proxy) by mail or telephone or via the Internet by the applicable deadline as described above.

•	You may deliver a signed, written revocation letter, dated later than the proxy, to Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, CT 06905, Attention: General Counsel by no later than the close of business on May 31, 2017; or

•	You may attend the 2017 Annual Meeting and give notice to the inspector of election that you intend to vote in person rather than by proxy. Your attendance at the meeting will not, by itself, cause your previously granted proxy to be revoked.

If you are a beneficial owner holding your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other agent in accordance with the instructions they provide.

Tabulation of Votes

A representative from American Stock Transfer & Trust Company, LLC will act as inspector of elections and tabulate the votes at the 2017 Annual Meeting. All shares represented by valid proxies received before the 2017 Annual Meeting will be voted. If you submit a valid proxy containing instructions regarding how to vote with respect to any matter to be acted upon, your shares will be voted in accordance with those instructions. If you submit a valid proxy with no instructions, then your shares will be voted by the individuals we have designated as proxies for the 2017 Annual Meeting “FOR” the election of each of the Class I director nominees under Proposal 1, “FOR” Proposal 2 and Proposal 3, and for a frequency of “every three years” with respect to Proposal 4. In addition, the individuals that we have designated as proxies for the 2017 Annual Meeting will have discretionary authority to vote your shares with respect to any other business that may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof.

Attending the 2017 Annual Meeting and Voting in Person

If you plan to attend the 2017 Annual Meeting and vote in person, you will be given a ballot at the 2017 Annual Meeting. Please note that admission to the 2017 Annual Meeting is limited to the Company’s stockholders as of the Record Date.

For stockholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the 2017 Annual Meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list.

For stockholders holding shares in “street name,” in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker, bank or other agent or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date. Otherwise, you will not be permitted to attend the 2017 Annual Meeting. If your shares are held in the name of a broker, bank or other agent you must obtain and bring to the 2017 Annual Meeting a proxy card issued in your name from the broker, bank or other agent to be able to vote at the 2017 Annual Meeting.

Voting Results

Preliminary voting results are expected to be announced at the 2017 Annual Meeting. Voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K (“Form 8-K”) that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the 2017 Annual Meeting. If the voting results reported in the Form 8-K are preliminary, we will subsequently file an amendment to the Form 8-K to report the final voting results within four business days of the date on which the final voting results are known.

Costs of Solicitation

The cost of solicitation will be borne by the Company. On the Company’s behalf, directors, officers or employees, who will receive no additional compensation, and D.F. King & Co., Inc. (“D.F. King”), may solicit your proxy, in person or by telephone, electronic transmission and facsimile transmission. The Company will pay D.F. King a service fee of $6,000 for soliciting proxies plus any reasonable and customary rate mutually agreed to for additional services that may be provided. The Company will reimburse D.F. King for its “broker bills” and all other reasonable and documented costs and expenses incurred by D.F. King in providing its services.

Reducing Duplicate Mailings

Because stockholders may hold shares of our Common Stock in multiple accounts or share an address with other stockholders, stockholders may receive duplicate mailings of notices or proxy materials. Stockholders may avoid receiving duplicate mailings as follows:

•	Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single notice or single set of proxy materials, you may contact American Stock Transfer & Trust Company, LLC’s Customer Service Department by phone at (800) 937-5449 or by mail to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219, Attention: Customer Service.

•	Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank or other agent that holds your shares may have asked you to consent to the delivery of a single notice or single set of proxy materials if there are other Company stockholders who share an address with you. If you currently receive more than one copy of the notice or proxy materials at your household and would like to receive only one copy in the future, you should contact your agent.

•

Right to Request Separate Copies. If you consent to the delivery of a single notice or single set of proxy materials but later decide that you would prefer to receive a separate copy of the notice or proxy materials, as applicable, for each stockholder sharing your address, then please notify American Stock Transfer & Trust Company, LLC’s Customer Service Department or your agent, as applicable, and they will promptly deliver the additional notices or proxy materials. If you wish to receive a separate copy of the notice or proxy materials for each stockholder sharing your address in the future, you may also contact Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, CT 06905, Attention: General Counsel.

Stockholder Proposals for the 2018 Annual Meeting of Stockholders

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our annual meeting of stockholders in 2018 (“2018 Annual Meeting”) by submitting their proposals in writing to our Secretary in a timely manner, as described below.

For a stockholder proposal, including a proposal for the nomination of directors, to be considered for inclusion in our proxy statement for the 2018 Annual Meeting, our Secretary must receive the written proposal at our principal executive offices no later than January 17, 2018, the date that is 120 calendar days prior to the first anniversary of the date this proxy statement will be released to shareholders in connection with the 2017 Annual Meeting; provided, however, that in the event we hold the 2018 Annual Meeting more than 30 calendar days before or after the one-year anniversary of the 2017 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition to being timely submitted, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, CT 06905, Attention: Secretary.

Our Bylaws also establish an advance notice procedure for stockholders who wish to nominate a director or present a proposal before an annual meeting of stockholders but do not intend for the nomination or proposal to be included in our proxy statement for such annual meeting of stockholders. For a stockholder to properly bring business before the 2018 Annual Meeting, the stockholder must give timely notice thereof in writing to our Secretary, which notice must contain the information specified in our Bylaws. To be timely, the written notice must be received by our Secretary at 6 High Ridge Park, Stamford, CT 06905:

•	not earlier than February 1, 2018 (the date that will be 120 calendar days prior to the first anniversary of the 2017 Annual Meeting); and

•	not later than March 3, 2018 (the date that will be 90 calendar days prior to the first anniversary of the 2017 Annual Meeting).

If the 2018 Annual Meeting is advanced by more than 20 calendar days, or delayed by more than 70 calendar days, from the first anniversary of the 2017 Meeting, then in order to be timely, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received:

•	not earlier than the 120th day prior to the 2018 Annual Meeting; and

•	not later than the close of business on the later of (i) the 90th day prior to the 2018 Annual Meeting or (ii) the tenth day following the day on which we first make a public announcement of the date of the 2018 Annual Meeting.

In the event that the number of directors to be elected to the Board at the 2018 Annual Meeting is increased and we do not make any public announcement by February 21, 2018, the date that will be 100 calendar days prior to the first anniversary of the 2017 Annual Meeting, that specifies the size of the increased Board or names all of the director nominees, then a stockholder’s notice with respect to director nominees will be considered timely, but only with respect to director nominees for any new positions created by such increase, if it is delivered to the Secretary at our executive offices not later than the close of business on the tenth day following the day on which we first make a public announcement regarding the increase in the size of the Board.

Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting of stockholders does not appear in person or by proxy at such meeting to present his or her proposal, we are not required to present the proposal for a vote at such meeting. While the Board will consider stockholder proposals that are properly brought before the 2018 Annual Meeting, we reserve the right to omit from our proxy statement for the 2018 Annual Meeting proposals that we are not required to include under the Exchange Act, including Rule 14a-8 promulgated thereunder.

While holders of Common Stock have the right, pursuant to and in accordance with the procedures described above and further set forth in the Certificate of Incorporation and the Bylaws, to nominate directors for election, it is expected that the Board will nominate candidates (including themselves to the extent they determine appropriate) at each election. Failure of the stockholders to elect the directors nominated by the Board may result in a “change of control” as such term is used and defined in the New Credit Facility and the indenture governing the New Notes (each as defined in “Certain Relationships and Related Transactions—The 2017 Transactions”) and an acceleration of the principal amounts borrowed thereunder. Furthermore, the Board is required to include director nominees in the Company’s proxy materials pursuant to nominating agreements with certain of our stockholders. For a description of director nomination rights, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Nominating Agreements.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of May 11, 2017 by (i) each person known to beneficially own more than 5% of the Common Stock of the Company, (ii) each of our named executive officers, (iii) each member of the Company’s Board and (iv) all of our executive officers and members of the Company’s Board as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities, in accordance with Rule 13d-3 under the Exchange Act. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Our calculation of the percentage of beneficial ownership is based on 9,093,330 shares of Common Stock outstanding.

On November 9, 2015, we completed the 2015 Transactions (as defined in “Certain Relationships and Related Transactions—The 2015 Transactions”) in which we, among other things, issued (1) Class C Common Stock, par value $0.01 per share (the “Class C Common Stock”), and Class D Common Stock, par value $0.01 per share (the “Class D Common Stock” and, together with the Class C Common Stock, the “Class C/D Common Stock”), which is convertible into shares of Common Stock at any time, and (2) a non-participating penny warrant (the “Limited Warrant”) to purchase shares of Common Stock. In general, the Class C/D Common Stock and the Limited Warrant are immediately convertible or exercisable, as applicable, upon issuance at the option of the holder. However, any holder that is required to obtain any consents or waivers from any applicable governmental agency, including the ND Insurance Commissioner and the FCA, cannot convert the Class C/D Common Stock or exercise the Limited Warrant until and unless such holder provides notice to the Company that it has received the requisite regulatory approval or is no longer subject to the regulatory approval as a result of its transfers of shares of Common Stock. Because such approvals have not been obtained with respect to certain holders, Class C/D Common Stock of certain holders and a portion of the Limited Warrant are not convertible or exercisable, as applicable, within 60 days and are, therefore, not reflected in the table below. For more information, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2015 Transactions—Limited Warrant” and “Certain Relationships and Related Transactions—The 2015 Transactions.”

On May 10, 2017, we completed the 2017 Exchange Offers (as defined in “Certain Relationships and Related Transactions—The 2017 Transactions”) in which, among other things, we issued warrants (the “New Warrants”) to purchase shares of Common Stock. In general, the New Warrants are immediately exercisable upon issuance at the option of the holder. However, any holder that is required to obtain any consents or waivers from any applicable governmental agency, including the ND Insurance Commissioner and the FCA, cannot exercise the New Warrants until and unless such holder provides notice to the Company that it has received the requisite regulatory approval or is no longer subject to the regulatory approval as a result of its transfers of shares of Common Stock. Because such approvals have not been obtained with respect to certain holders, a portion of the New Warrants is not exercisable within 60 days and is therefore, not reflected in the table below. For more information, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Warrant Agreements; New Warrants.”

For a description of director nomination rights, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Nominating Agreements.”

Information regarding holders of Common Stock is based on the share register maintained by the transfer agent and provided to the Company.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
ICG(a)	1,823,942	19.9%
Empyrean(b)	1,930,218	19.8%
Allianz(c)	1,748,332	19.2%
PennantPark(d)	1,040,525	11.4%
Elliott(e)	952,458	9.9%
Ares(f)	803,600	8.8%
Kamunting Street(g)	615,106	6.8%
Franklin(h)	503,408	5.2%
Phoenix(i)	467,884	5.1%
Todd H. Siegel(j)	57,420	*
Gregory S. Miller(k)	18,573	*
Michele Conforti(l)	18,897	*
Scott Lazear(m)	18,810	*
Robert Lyons(n)	18,411	*
L. Spencer Wells(o)	5,010	*
Rick P. Frier(o)	5,010	*
David L. Resnick	—	*
Skip Victor(o)	5,010	*
Mark R. Vondrasek	—	*
Directors and executive officers as a group (14 persons)(p)	195,366	2.1%

(*)	Less than one percent.
(a)	Represents 1,751,734 shares of Common Stock and 72,208 shares of Common Stock underlying the Limited Warrant, in each case owned of record by Metro SPV LLC (the “SPV”). ICG Strategic Secondaries II GP LP (the “Secondaries Fund GP”) serves as the managing member of the SPV. ICG Secondaries Associates II LLC (“Secondaries Associates”) is the sole general partner of Secondaries Fund GP. Intermediate Capital Group, Inc. (“ICG, Inc.”) is the sole managing member of Secondaries Associates. ICG FMC Limited (“ICG FMC”) is the parent company of ICG, Inc. Intermediate Capital Group plc (“ICG plc”) is the parent company of ICG, Inc. and is a premium listed company on the London Stock Exchange. The SPV is currently prevented, pursuant to the Certificate of Incorporation, from voting shares in excess of 19.9% of the issued and outstanding Common Stock until the SPV obtains the required consent from the FCA. The SPV also owns (1) a Limited Warrant to acquire up to 462,266 shares of Common Stock (72,208 shares of which are currently exercisable and included in the table above), (2) Class C Common Stock and Class D Common Stock, which such Class C/D Common Stock represents the right to acquire, upon conversion thereof and payment of the conversion price associated therewith, up to 1,071 shares of Common Stock and (3) New Warrants to acquire 849,193 shares of Common Stock. However, the SPV is prevented from exercising the Limited Warrant, the Class C/D Common Stock and the New Warrants to the extent that after giving effect to such exercise, the SPV (together with its affiliates), to our actual knowledge, would beneficially own in excess of 19.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, including the FCA, and such consent or notice has not been properly obtained or filed. The address of the SPV, Secondaries Fund GP, Secondaries Associates and ICG, Inc. is c/o Intermediate Capital Group, Inc., 600 Lexington Avenue, 24th Floor, New York, NY 10022. The address of ICG FMC and ICG plc is Juxon House, 100 St. Paul’s, Churchyard, London, EC4M 8BU.
(b)	Represents 1,266,385 shares of Common Stock owned of record by Empyrean Capital Overseas Master Fund, Ltd. and P EMP Ltd. (together, the “Empyrean Clients”). Also represents 127,433 shares of Common

Stock issuable upon the conversion of the Class C/D Common Stock and New Warrants to acquire 536,400 shares of Common Stock owned of record by the Empyrean Clients. Empyrean Capital Partners, LP (the “Investment Manager”) serves as the investment advisor to the Empyrean Clients. Empyrean Capital, LLC serves as the general partner to the Investment Manager. Amos Meron and Michael Price are managing members of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the shares of Common Stock held directly by the Empyrean Clients. The address of each of the Empyrean Clients, the Investment Manager, Empyrean Capital, LLC, Amos Meron and Michael Price is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.
(c)	Represents 1,748,332 shares of Common Stock owned of record by AllianzGI Convertible & Income Fund, AllianzGI Convertible & Income Fund II, AllianzGI High Yield Bond Fund, AllianzGI Income and Growth High Yield, AllianzGI US High Yield Fund, Allianz Income and Growth Fund—High Yield, Allianz Target Return Bond US—HY Sub, Allianz US High Yield Selection 1 and Allianz High Yield Selection II (together, the “AllianzGI Entities”). Allianz Global Investors U.S. LLC (“AllianzGI US”) provides investment advisory services to the AllianzGI Entities and AllianzGI US is a wholly owned indirect subsidiary of Allianz SE, a publicly traded company. The address of each of the AllianzGI Entities, AllianzGI US and Allianz SE is c/o Allianz Global Investors U.S. LLC, 1633 Broadway, New York, NY 10019.
(d)	Represents 996,942 shares of Common Stock owned of record by PennantPark Investment Corporation, PennantPark Floating Rate Capital Ltd. and PennantPark Credit Opportunities Fund II LP (together, the “PennantPark Entities”). Also represents 43,583 shares of Common Stock issuable upon the conversion of the Class C/D Common Stock owned of record by the PennantPark Entities. PennantPark Investment Advisers, LLC is a registered investment advisor that directly or indirectly manages the investment activities of each of the PennantPark Investment Corporation, PennantPark Floating Rate Capital Ltd. and PennantPark Credit Opportunities Fund LP. Arthur H. Penn, Jose A. Briones, Salvatore Giannetti III and P. Whitridge Williams, Jr. are the senior investment professionals of PennantPark Investment Advisers, LLC. Each of PennantPark Investment Advisers, LLC and Messrs. Penn, Briones, Giannetti III and Williams, Jr. may be deemed to share voting and dispositive power with respect to the shares of Common Stock owned of record by the PennantPark Entities. The address of each of the PennantPark Entities and individuals listed in this footnote is c/o 590 Madison Avenue, 15th Floor, New York, New York 10022.
(e)	Represents 425,000 shares of Common Stock and 527,458 shares of Common Stock underlying the New Warrants, in each case owned of record by Elliott Associates, L.P. (“Elliott”) and Elliott International, L.P. (“Elliott International” and, together with Elliott, the “Elliott Entities”). Elliott International is a wholly-owned subsidiary of Elliott. Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P. (“Capital Advisors”), which is controlled by Singer, and Elliott Special GP, LLC (“Special GP”), which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc. (“Hambledon”), which is also controlled by Singer, is the sole general partner of Elliott International. Elliott International Capital Advisors Inc. (“EICA”) is the investment manager for Elliott International. The Elliott Entities also own New Warrants to acquire up to 1,956,345 shares of Common Stock (527,458 shares of which are currently exercisable and included in the table above). However, the Elliott Entities are prevented from exercising New Warrants to the extent that after giving effect to such exercise, the Elliott Entities (together with their affiliates), to our actual knowledge, would beneficially own in excess of (1) 9.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, and such consent or notice has not been properly obtained or filed, including the ND Insurance Commissioner (which consents have not yet been received) and/or (2) 19.9% of the shares of Common Stock outstanding immediately after giving effect to such exercise to the extent doing so would require the consent of, or notice to, a governmental authority, and such consent or notice has not been properly obtained or filed, including the FCA (which consents have not yet been received). The address of Elliott, Singer, Capital Advisors, Special GP and EICA is 40 West 57th Street, New York, New York 10019. The address of Elliott International and Hambledon is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.
(f)

Represents 779,609 shares of Common Stock owned of record by Anthem Inc. (“Anthem”), Ares Dynamic Credit Allocations Fund Inc. (“ARDC”), Ares Special Situations Fund III, LP (“ASSF III”), Ares Strategic

Investment Partners Ltd. (“ASIP I”), ASIP (Holdco) IV S.a r.l. (“ASIP IV”), Future Fund Board of Guardians (“AFF”), RSUI Indemnity Company (“RSUI”) and Transatlantic Reinsurance Company (“TRC,” and together with Anthem, ARDC, ASSF III, ASIP I, ASIP IV, AFF and RSUI, collectively, the “Ares Clients”). Also represents 23,991 shares of Common Stock issuable upon the conversion of the Class C/D Common Stock owned of record by certain of the Ares Clients. Ares WLP Management L.P. serves as the investment advisor of Anthem. Ares WLP Management GP LLC serves as the general partner of Ares WLP Management L.P. and is wholly owned by Ares Management LLC (“Ares Management”). Ares Capital Management II LLC serves as the investment advisor of ARDC and is wholly owned by Ares Management. ASSF Operating Manager III, LLC serves as the investment advisor of ASSF III and is wholly owned by Ares Management. ASSF Management III, L.P. serves as the general partner of ASSF III and its general partner is ASSF Management III GP LLC. ASSF Management III GP LLC is wholly owned by Ares Investments Holdings LLC (“Ares Investments”). ASIP I is wholly owned by Ares Strategic Investment Partners, L.P. (“ASIP Master”). Ares Strategic Investment Management LLC serves as the investment advisor of ASIP Master and is wholly owned by Ares. Ares Strategic Investment GP, LLC serves as the general partner of ASIP Master and is owned by Ares Offshore Holdings L.P. (“Ares Offshore”). Ares Strategic Investment Partners IV is the sole shareholder of ASIP IV. Ares Strategic Investment Partners IV’s issued shares are listed on the Luxembourg Stock Exchange, but wholly owned by a Swedish pension fund. ASIP Operating Manager IV LLC serves as the investment advisor of each of ASIP IV and Ares Strategic Investment Partners IV and is wholly owned by Ares Management. Ares Enhances Loan Investment Strategy Advisor IV, L.P. serves as the investment advisor of AFF. Ares Enhanced Loan Investment Strategy Advisor IV GP, LLC serves as the general partner of Ares Enhanced Loan Investment Strategy Advisor IV, L.P. and is wholly owned by Ares Management. Ares ASIP VII Management L.P. serves as the investment advisor of both RSIU and TRC. Ares ASIP VII GP, LLC serves as the general partner of Ares ASIP VII Management L.P. and is wholly owned by Ares Management. ARDC is publicly traded on the New York Stock Exchange under ticker symbol “ARDC.” The general partner or voting interests in each of Ares Management, Ares Investments and Ares Offshore are indirectly owned by Ares Management, L.P. Ares Management, L.P. is publicly traded on the New York Stock Exchange under ticker symbol “ARES.” Ares Management, L.P. may be deemed to have voting and dispositive control of the Common Stock held directly by the Ares Clients. The address of each of the Ares Clients, Ares Management, L.P. and its subsidiaries is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.
(g)	Represents 615,106 shares of Common Stock owned of record by Kamunting Street Master Fund Ltd. (the “Kamunting Street Entity”). The address of the Kamunting Street Entity is 119 Washington Avenue, Suite 600, Miami Beach, FL 33139.
(h)	Represents New Warrants to acquire 503,408 shares of Common Stock owned of record by Franklin Mutual Quest Fund (the “Franklin Entity”), an investment company registered under the Investment Company Act of 1940. Franklin Mutual Advisers, LLC is the investment manager for the Franklin Entity. The address of the Franklin Entity and Franklin Mutual Advisers, LLC is 101 John F. Kennedy Parkway, 3rd Floor, Short Hills, New Jersey, 07078.
(i)	Represents 467,884 shares of Common Stock owned of record by SSCSIL Mercer INV FD 1-PHX, JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund, L.P. and JLP Credit Opportunity Master Fund Ltd. (together, the “Phoenix Entities”). Phoenix Investment Adviser LLC (“Phoenix”) acts as the discretionary investment manager to JLP Credit Opportunity Master Fund Ltd. Phoenix acts as the discretionary investment subadvisor to SSCSIL Mercer INV FD 1-PHX and JLP Credit Opportunity IDF Series Interests of the SALI Multi-Series Fund, L.P. Jeffrey Peskind is the Managing Member of Phoenix. The address of each of the Phoenix Entities, Phoenix and Mr. Peskind is 420 Lexington Avenue, Suite 2040, New York, NY 10170.
(j)

Includes 3,725 shares of Class C Common Stock and 3,921 shares of Class D Common Stock. Includes 47,750 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 986 shares of Class C Common Stock and 1,038 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.

(k)	Includes 906 shares of Class C Common Stock and 954 shares of Class D Common Stock. Includes 16,713 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(l)	Includes 906 shares of Class C Common Stock and 954 shares of Class D Common Stock. Includes 16,713 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 158 shares of Class C Common Stock and 166 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.
(m)	Includes 915 shares of Class C Common Stock and 964 shares of Class D Common Stock. Includes 16,713 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 106 shares of Class C Common Stock and 112 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options.
(n)	Includes 827 shares of Class C Common Stock and 871 shares of Class D Common Stock. Includes 16,713 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
(o)	Consists of 5,010 shares of Common Stock under vested restricted stock unit awards.
(p)	Includes 9,785 shares of Class C Common Stock and 10,303 shares of Class D Common Stock. Includes 157,575 shares of Common Stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days. Includes 1,302 shares of Class C Common Stock and 1,371 shares of Class D Common Stock issuable upon the exercise of Tranche A, B and C options. Includes 15,030 shares of Common Stock under vested restricted stock unit awards.

PROPOSAL 1:

ELECTION OF DIRECTORS

Board Composition

In accordance with the Certificate of Incorporation, the Bylaws and the Nominating Agreements (as defined below), our Board may consist of no less than three nor more than eleven directors and currently consists of six directors and one vacancy (in Class III) in accordance with the Shareholders Agreement (as defined in “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2015 Transactions—Shareholders Agreement”) (which requirement to consist of seven directors, or up to nine directors at the discretion of the Board, shall terminate upon a listing of our Common Stock on a U.S. national securities exchange registered with the SEC). Each director will hold office until his or her successor is duly elected and qualified or until his or her earlier death, disability, resignation, termination (with cause or without cause) or other removal. Our Board is divided into three classes of directors, with each director serving in such class of directors and in such capacity and having such title, as set forth opposite his name:

Name	Class/Initial Term Expiration	Title
L. Spencer Wells	II / 2018 Annual Meeting	Chairman of the Board of Directors
Todd H. Siegel	III / 2019 Annual Meeting	Director
Skip Victor	III / 2019 Annual Meeting	Director
David L. Resnick	II / 2018 Annual Meeting	Director
Rick P. Frier	I / 2017 Annual Meeting	Director
Mark R. Vondrasek	I / 2017 Annual Meeting	Director

Nominees for Election at the 2017 Annual Meeting

The Board nominated Messrs. Frier and Vondrasek as nominees for election to the Board as Class I directors at the 2017 Annual Meeting. If elected, Messrs. Frier and Vondrasek will continue as directors and their terms will expire at the 2020 Annual Meeting of Stockholders.

Information about the Board of Directors

The names and certain information regarding each member of the Board, including the nominees for election to the Board as Class I directors at the 2017 Annual Meeting, are set forth below. The following information has been furnished to us by the directors.

L. Spencer Wells, age 46, has been the Chairman of the Board of the Company since November 9, 2015. Mr. Wells co-founded Drivetrain Advisors, LLC, a firm providing fiduciary services to the alternate investment community, in December 2013, where he currently serves as a Partner. Most recently, Mr. Wells was employed by TPG Special Situations Partners from 2010 to 2013, where he first served as Partner from September 2010 to January 2012, and then as a Senior Advisor from January 2012 to July 2013. Mr. Wells also served as a Partner/Portfolio Manager for Silverpoint Capital from September 2002 to July 2009. Prior to joining Silverpoint Capital, Mr. Wells served as a Director at the Union Bank of Switzerland from May 2001 to September 2002 and as a Vice President of Deutsche Bank AG from January 1999 to May 2001. Mr. Wells currently serves on the boards of directors of Roust Corporation, Samson Resources II, LLC, Lily Robotics, Inc., Vantage Drilling International, Town Sports International Holdings, Inc., Preferred Proppants LLC, and Advanced Emissions Solutions, Inc. Mr. Wells brings to the Company’s Board his more than 16 years of experience in analyzing, advising and investing in public and private companies.

Todd H. Siegel, age 46, was appointed Chief Executive Officer and a director of the Company as of September 20, 2012. Mr. Siegel was formerly the Chief Financial Officer of Affinion Group, Inc., a Delaware corporation (“Affinion”), from November 2008 to September 2012 and served as an Executive Vice President since October 17, 2005. Mr. Siegel also served as our General Counsel from October 17, 2005 to February 16, 2009. Mr. Siegel joined us in November 1999 as a member of the Legal Department of the Membership Division of Cendant and most recently served as General Counsel of Trilegiant starting in July 2003 and Cendant Marketing Group starting in January 2004. From 1997 to 1999, Mr. Siegel was employed as a corporate associate at Skadden, Arps, Slate, Meagher and Flom, LLP. From 1992 until 1994, he was employed as a certified public accountant with Ernst & Young. Mr. Siegel serves on the board of directors of Presidio, Inc. Mr. Siegel brings to the Company’s Board his extensive experience in business and finance.

Rick P. Frier, age 55, has been a director of the Company and the chairman of the Audit Committee of the Board since November 9, 2015. Most recently, Mr. Frier served as Executive Vice President and Chief Financial Officer of Chiquita Brands International Inc., a leading international marketer and distributor of fresh food products, from 2013 to 2015. Prior to this, he served as Executive Vice President, Chief Financial Officer and Board Director of Catalina Marketing Corp. from 2005 to 2012, where he led all global finance functions and new business development. From 2001 to 2005, he served as Chief Financial Officer, Chief Operating Officer and Board Director of Mattress Discounters Inc. Mr. Frier currently serves on the board of directors of Whitehorse Finance, Inc. and Exal Corporation (Chairman). Mr. Frier brings to the Company’s Board his significant experience in strategic planning and leading financial operations for both public and private companies.

David L. Resnick, age 57, has been a director of the Company since July 19, 2016. Mr. Resnick currently serves as the President of Third Avenue, where he has been employed since 2012. Prior to joining Third Avenue, Mr. Resnick served as Chairman of Global Financing Advisory at Rothschild Inc., a leading international investment banking firm specializing in mergers, acquisitions, restructurings and privatizations, from 2000 to 2012. Between 1996 and 2000, Mr. Resnick worked for Peter J. Solomon Company, where he founded and headed the restructuring group. Prior to that, he served as a Vice President of Lazard Frères & Co. from 1990 to 1996 and held multiple positions in the investment banking division of Merrill Lynch from 1985 to 1996. Mr. Resnick brings to the Company’s Board his significant experience in analyzing, advising and investing in public and private companies.

Skip Victor, age 61, has been a director of the Company since December 16, 2013 and the chairman of the Compensation Committee of the Board since July 19, 2016. Mr. Victor currently serves as a Managing Director and member of the Investment Committee of Balmoral Funds, where he has been employed since 2005. From October 2006 through April 2015, Mr. Victor was a Senior Managing Director of Duff & Phelps in its Restructuring Group and, from 1990 through 2006, Mr. Victor was a co-founder and Senior Managing Director of Chanin Capital Partners, a boutique investment bank focusing on corporate restructurings that was sold to Duff & Phelps in October 2006. Mr. Victor has previously served on various boards of directors of public and private companies and several non-profit organizations. Mr. Victor brings to the Company’s Board his more than 30 years of experience in analyzing, advising and investing in public and private companies.

Mark R. Vondrasek, age 49, has been a director of the Company since October 4, 2016. Mr. Vondrasek most recently served as Senior Vice President, Commercial Services of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), from December 2001 until Starwood and Marriott merged in September 2016, where he oversaw the Starwood Sales Organization and Revenue Management globally, in addition to Distribution, Loyalty and Partnerships. Mr. Vondrasek brings to the Company’s Board his significant experience related to the loyalty business, including the oversight of strategic marketing partnerships.

Involvement in Certain Legal Proceedings

There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

Shareholders Agreement

We are party to a Shareholders Agreement, which among other things, requires the individual serving as chief executive officer of the Company to be included in the Company’s slate of nominees for director at each annual or special meeting of stockholders at which directors are to be elected and at which the relevant class of directors’ seats are subject to election. Pursuant to the Shareholders Agreement, the Company must use its reasonable best efforts to cause the election of the chief executive officer as a director of the Board (along with all other Company nominees for director) and otherwise support the chief executive officer for election in a manner no less rigorous and favorable than the manner in which the Company supports its other director nominees. For more information about the Shareholders Agreement, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2015 Transactions—Shareholders Agreement.”

Nominating Agreements

In connection with the 2017 Transactions, on May 10, 2017, we entered into a separate nominating agreement with each of Elliott and Metro SPV LLC, an affiliate of ICG Strategic Secondaries Advisors LLC (“ICG”) (the “Nominating Agreements”), pursuant to which such investors have the right to nominate one director for election to the Board subject to the investor, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans) and a second director subject to the investor, together with its affiliates, holding at least 16% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans). The prior nominating agreements with each of Third Avenue Trust, on behalf of Third Avenue Focused Credit Fund (“Third Avenue”), and Ares Management LLC (“Ares”), on behalf of certain affiliated funds and managed accounts, were terminated in accordance with their terms and are of no further force and effect due to subsequent changes in ownership of equity securities of the Company, including the transfer by Third Avenue of its equity securities to ICG.

While neither Elliott nor ICG has completed the process for nominating candidates pursuant to their respective Nominating Agreements, the Company anticipates accommodating the Nominating Agreements in the future once Elliott and ICG, respectively, have identified the directors to be nominated pursuant to such Nominating Agreements. Previously, Mr. Frier was nominated as a director pursuant to the prior nominating agreement between the Company and Ares. However, as disclosed above, this prior nominating agreement was terminated in accordance with its terms and Mr. Frier is not being nominated pursuant to such prior nominating agreement.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the two nominees for election as Class I directors named above. “WITHHOLD” votes and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the two nominees for Class I director receiving the highest number of votes will be elected as Class I directors. “WITHHOLD” votes and broker non-votes will have no effect on the outcome of the vote. The proxy holders may not vote the proxies for a greater number of persons than the number of nominees named. There is no cumulative voting for the election of Class I directors. If any nominee should be unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION AS A CLASS I DIRECTOR OF EACH NOMINEE LISTED ABOVE.

CORPORATE GOVERNANCE

Director Independence

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the Board be independent. However, our Board has determined that each of the members of our Audit Committee and Compensation Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Resnick.

Board Leadership Structure

The Board has no fixed policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and its stockholders. The roles of the Chairman of the Board and Chief Executive Officer are currently performed by separate individuals. L. Spencer Wells serves as the Company’s Chairman and Todd H. Siegel serves as the Company’s Chief Executive Officer. The Board believes that, at this time, this leadership structure better allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and oversight of management. The Chairman provides leadership to our Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman sets the board agendas, in consultation with the Chief Executive Officer, and the other officers and directors, facilitates communications among and information flow to directors, has the power to call special meetings of our Board and stockholders and presides at meetings of our Board and stockholders. The Chairman also advises and counsels our Chief Executive Officer and other officers.

Board Committees

Our Board has an Audit Committee and a Compensation Committee.

Audit Committee

The current members of the Audit Committee are Messrs. Frier, Wells, Resnick, Victor and Vondrasek. Mr. Frier is the chairman of the Audit Committee. The principal duties and responsibilities of our Audit Committee are as follows:

•	to monitor our financial reporting process and internal control system;

•	to oversee the integrity of our financial statements;

•	to appoint and replace our independent registered public accounting firm from time to time, determine their compensation and other terms of engagement, approve audit and non-audit services to be performed by such auditor and oversee their work;

•	to oversee the performance of our internal audit function; and

•	to oversee our compliance with legal, ethical and regulatory matters.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority, at its discretion, to retain counsel and advisors to fulfill its responsibilities and duties at our expense.

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that members of our Audit Committee be independent. However, our Board has determined that each of the members of our Audit Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Resnick, and each is financially literate and has experience analyzing or evaluating financial statements. Our Board has also determined that each of Messrs. Frier, Resnick and Wells is an “audit committee financial expert” within the meaning of applicable SEC regulations.

The Audit Committee held five meetings in 2016. The Board has adopted a written charter for the Audit Committee, which is included in Appendix A of this proxy statement.

For additional information regarding the responsibilities of the Audit Committee, see “Corporate Governance—Board’s Role in Risk Oversight.”

Compensation Committee

The current members of the Compensation Committee are Messrs. Victor, Frier, Resnick, Vondrasek and Wells. Mr. Victor is the chairman of the Compensation Committee. The principal duties and responsibilities of the Compensation Committee are as follows:

•	to review, evaluate and make recommendations to the full Board regarding our compensation policies and establish performance-based incentives that support our long-term goals, objectives and interests;

•	to review and approve the compensation of our chief executive officer, the other executive officers, other officers and employees;

•	to review and make recommendations to the Board with respect to our incentive compensation plans and equity-based compensation plans;

•	to set and review the compensation of and reimbursement policies for members of the Board;

•	to provide oversight concerning selection of officers, management succession planning, expense accounts, indemnification and insurance matters, and separation packages; and

•	to prepare an annual Compensation Committee report, provide regular reports to the Board, and take such other actions as are necessary and consistent with the governing law and our organizational documents.

We are not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that members of our Compensation Committee be independent. However, our Board has determined that each of the members of our Compensation Committee is independent as defined under the New York Stock Exchange rules, with the exception of Mr. Resnick.

The Compensation Committee held two meetings in 2016. The Board has adopted a written charter for the Compensation Committee, which is included in Appendix B of this proxy statement.

Board Meetings

The Board held fourteen meetings during 2016. Each director attended at least 75 percent of the aggregate number of meetings of the Board and meetings of the committees on which the director served.

Attendance at Annual Stockholder Meetings

While we do not have a formal attendance policy, each of our directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and any meetings of stockholders.

Board’s Role in Risk Oversight

The Board meets periodically with key members of management to review the Company’s business and agree upon its strategy and the risks involved with such strategy. Management and the Board discuss the amount of risk the Company is willing to accept related to implementing our strategy. On a periodic basis management meets directly with the Board to provide an update on key risks and their processes and systems to manage the risks. The Board approves management’s enterprise risk policies, procedures and practices and periodically reviews (a) the magnitude of all material business risks, (b) the enterprise risk policies, procedures and practices in place to manage material risks, and (c) the overall effectiveness of the risk management process.

The Board approves actions surrounding our capital structure, debt agreements, and legal settlements to the extent applicable, and approves the annual budget. Key finance and accounting management meet with the Board to provide an update on our financial results. The Board regularly assesses management’s response to critical risks and recommends changes to management, including changes in leadership, where appropriate.

The Board delegates responsibility for overseeing certain financial risks to the Audit Committee. The Audit Committee monitors the quality and integrity of our financial statements and our compliance with legal and regulatory requirements. The Audit Committee is also responsible for understanding the Company’s financial risk assessment and risk management policies. The Audit Committee also reviews and approves the annual audit plan and regularly reports to the Board. For additional information with respect to the Audit Committee, see “Corporate Governance—Board Committees—Audit Committee.”

Communications with the Board

Stockholders or other interested parties may communicate with one or more members of the Company’s Board by writing to the Board or a specific director at:

Board of Directors (or specific director)

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

Communications addressed to individual Board members will be forwarded by the Company’s Secretary to the individual addressee. Any communications addressed to the Board will be forwarded by the Secretary to the Chairman of the Board.

Consideration of Director Nominees

We do not have a standing nominating committee, nor a charter that governs the director nomination process. Our Board has determined that it is appropriate for us not to have a nominating committee because all of the matters for which a nominating committee would be responsible are presently considered by our entire Board.

Each member of our Board participates in the consideration of director nominees. The process followed by our Board to identify and evaluate director candidates includes requests to members of our Board and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of our Board. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Board considers various criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest, and ability to act in the interests of all stockholders. Our Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board does not have a policy with regard to the consideration of diversity in identifying director candidates, but our Board believes that the backgrounds and qualifications of its directors, considered as a whole, should provide a composite mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities.

As discussed elsewhere in this proxy statement, we have entered into Nominating Agreements with certain investors, pursuant to which such investors have the right to nominate one director for election to the Board subject to the investor, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans) and a second director subject to the investor, together with its affiliates, holding at least 16% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans). Therefore, in addition to considering nominees for directors through the processes outlined above, we are required to nominate certain directors pursuant to these Nominating Agreements. For more information, see “Certain Relationships and Related Transactions—Agreements with Certain Stockholders in Connection with the 2017 Transactions—Nominating Agreements.”

Finally, while we have no formal policy with regard to the consideration of director nominees recommended by our stockholders, our Bylaws and SEC regulations set forth procedures pursuant to which stockholders are permitted to submit proposals for director nominees. For more information, see “General Information—Stockholder Proposals for the 2018 Annual Meeting of Stockholders.”

Code of Ethics

Although we are not a listed issuer whose securities are listed on a national securities exchange or on an inter-dealer quotation system which obligates us to adopt a formal code of ethics, the Company has adopted a core policies manual which includes a formal code of ethics and an annual re-certification. We will provide to any person without charge a copy of the portions of our code of ethics that apply to our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer upon written request or telephoning to the following address or telephone number:

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

(203) 956-1000

Compensation Committee Interlocks and Insider Participation

During 2016, the members of the Compensation Committee consisted of Messrs. Wells (from January 1 to December 31), Scott W. Bernstein (from January 1 to July 19), Frier (from January 1 to December 31), Resnick (from July 19 to December 31), Victor (from January 1 to December 31) and Vondrasek (from October 4 to December 31). Mr. Bernstein, who resigned as a director as of July 19, 2016, was an officer of Cendant Membership Services from 1999 to 2001, when it was spun off into Trilegiant Corporation, our subsidiary, and was an officer of Trilegiant Corporation in 2001. During 2016, none of our executive officers served as a member of the board of directors or a member of the compensation committee of another entity (or other board committee of such entity performing equivalent function or, in the absence of any such committee, the entire board of directors of such entity) that had an executive officer that served on our Board or our Compensation Committee.

Director Compensation

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by the members of our Board. The members of our Board also serve on the board of directors of Affinion for no additional compensation.

We provide each of our non-employee directors with annual cash compensation equal to $100,000, which is payable in equal quarterly installments. In addition, Mr. Wells is eligible to receive $50,000 annually, payable in equal quarterly installments, for serving as chairman of the Board. Members of the Audit Committee are eligible to receive an additional $30,000 annually, payable in cash, and Mr. Frier is eligible to receive $25,000 annually for serving as chairman of the Audit Committee. All non-employee directors are eligible to receive $70,000 in restricted stock unit awards annually. Directors who are our employees receive no further compensation for their service as directors.

The table below summarizes the compensation paid by us and earned or accrued by directors for the fiscal year ended December 31, 2016.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
L. Spencer Wells(3)	$180,000	$70,000	$—	$—	$—	$250,000
Scott W. Bernstein(4)	$71,359	$70,000	$—	$—	$—	$141,359
Rick P. Frier	$130,000	$70,000	$—	$—	$—	$200,000
David L. Resnick(5)	$58,642	$—	$—	$—	$—	$58,642
Skip Victor	$130,000	$70,000	$—	$—	$—	$200,000
Mark R. Vondrasek(6)	$31,612	$—	$—	$—	$—	$31,612

(1)	Mr. Siegel, our Chief Executive Officer, is not included in this table as he is our employee and receives no compensation for his services as a director. The compensation received by Mr. Siegel is shown in the Summary Compensation Table.
(2)	Reflects the grant date fair value of restricted stock units granted in March 2016 to each applicable non-employee director computed in accordance with FASB ASC 718.
(3)	Mr. Wells receives an additional amount equal to $50,000 annually for serving as chairman of the Board.
(4)	Mr. Bernstein resigned as a director as of July 19, 2016. The fees paid to him are pro-rated through his resignation date.
(5)	Mr. Resnick’s fees reflect his appointment as a director on July 19, 2016.
(6)	Mr. Vondrasek’s fees reflect his appointment as a director on October 4, 2016.

EXECUTIVE COMPENSATION

The information in this Executive Compensation section reflects the compensation structure and policies of the Company in effect as of December 31, 2016, unless otherwise noted, all of which information was previously reported in the 2016 Annual Report.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of our Board is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee also serves as the compensation committee of the board of directors of Affinion. The Compensation Committee strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executive officers, including the named executive officers, are similar to those provided to executive officers at comparable companies in similarly situated positions.

Named Executive Officers

For 2016, our named executive officers and their respective titles are as follows:

•	Todd H. Siegel, Chief Executive Officer and Director

•	Gregory S. Miller, Executive Vice President and Chief Financial Officer

•	Michele Conforti, President and Managing Director, Global Customer Engagement

•	Scott Lazear, Executive Vice President and President, Connexions Loyalty

•	Robert Lyons, Executive Vice President and Chief Operating Officer

Messrs. Siegel and Miller are named executive officers for 2016 based on their positions with us as chief executive officer and chief financial officer during 2016. Mr. Conforti, Mr. Lazear and Mr. Lyons are named executive officers based on their levels of compensation during 2016.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of our specific annual, long-term and strategic goals, and which aligns executives’ interests with those of our stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives at companies with, among other things as discussed in greater detail below, similarly sized revenues. To that end, the Compensation Committee believes executive compensation packages provided by us to our executives, including to our named executive officers, should include both cash and share-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The chief executive officer annually reviews the performance of each of our named executive officers (other than the chief executive officer, whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual incentive award target and actual payout amounts, are presented to the Compensation Committee, which has the discretion to modify any recommended adjustments or awards to executives.

The Compensation Committee has final approval over all compensation decisions for our named executive officers and approves recommendations regarding cash and equity awards to all of our officers.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured our annual and long-term incentive cash and share-based executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals. In evaluating executive compensation, the Compensation Committee considers a variety of factors including market demands, internal equity and external surveys which provide insight into and guidance on the pay practices of similar companies. As a general rule, we target total cash compensation at the 50th percentile of companies with similarly sized revenues. While survey data provides us with a helpful guideline, we do not make compensation decisions based on any single factor.

We have found the Total Remuneration Surveys, produced by Mercer, Inc., provides helpful insight, as it reflects input from over 3,000 companies representing 1,400 positions, in General Industry, Service and Retail with revenues ranging from $100 million to over $10 billion. As we recruit talent from various sectors, the broad view of this survey is valuable. While the survey provides an overall list of participating companies, the data that is provided to us for comparison purposes is based on a subgroup of companies with revenues similar to ours. The identity of these companies is not provided to us. In sum, while we are familiar with the broad range of companies that participate in the survey, we are not provided with, and therefore have not listed, the names of the companies that comprise our comparison group.

Executive Compensation Components

The principal components of compensation for our named executive officers are:

•	base salary;

•	performance-based incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other benefits; and

•	perquisites.

Base Salary

We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his position and scope of responsibility by using comparative market data. The initial base salary for our named executive officers is established in their employment agreements.

Salary levels are reviewed annually as part of our performance review process as well as upon a promotion or other material change in job responsibility. Merit based increases to salaries of the executives, including our named executive officers, are based on the Compensation Committee’s assessment of the individual’s performance.

In reviewing base salaries of our executives, the Compensation Committee primarily considers:

•	scope and/or changes in individual responsibility;

•	internal analysis of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

The Compensation Committee reviews these criteria collectively but does not assign a weight to any criterion when setting base salaries. Each base salary adjustment is made by the Compensation Committee subjectively based upon the foregoing.

Performance-Based Incentive Compensation

Our annual incentive plan is an annual cash incentive program with payments determined based on performance against measurable annual financial goals. If the applicable performance goals are achieved, the payment of bonuses at target under our annual incentive plan, together with annual base salary, is designed to deliver annual cash compensation to our named executive officers on average at the 50th percentile of the cash compensation of executives in similarly sized organizations. The annual incentive plan is intended to focus the entire organization on meeting or exceeding Adjusted EBITDA and free cash flow performance goals that are set during the early part of each year and approved by the Compensation Committee, while also providing significant opportunity to reward individual contributions.

We believe that Adjusted EBITDA and adjusted free cash flow measures are clearly understood by both our employees and stockholders, and that achievement of the stated goals is a key component in the creation of long-term value for our stockholders. Except as may be determined by the Compensation Committee, in its sole discretion, no bonuses are payable under the annual incentive plan if the Adjusted EBITDA and adjusted free cash flow performance goals established by the Compensation Committee for that year are not achieved.

For each named executive officer, as well as for each eligible employee, the actual bonus payable for a particular year under the annual incentive plan is bifurcated into a performance-based element and a discretionary element, neither of which is payable if the performance-based element is not achieved unless approved by the Compensation Committee. The performance-based element is based on achieving and exceeding the Adjusted EBITDA and adjusted free cash flow performance goals (a precondition to the payment of the bonus) and the discretionary element is based on the Compensation Committee’s assessment of the individual employee’s performance (weighted at 100%). In assessing the individual performance of our named executive officers, the Compensation Committee, in its discretion, considers the recommendations of our chief executive officer (except in determining the chief executive officer’s bonus) and the following list of factors (the list of factors is not exclusive and no particular weight is assigned to any factor used) and makes its determinations as of the date the bonus is payable: achievement of internal financial and operating targets, including free cash flow and customer growth; improvement of performance and customer satisfaction with our services; improvement of management and organizational capabilities and implementation of long-term strategic plans.

The target bonus percentage (which in the aggregate applies to the discretionary and performance-based elements of the annual incentive bonus, each of which is weighted equally) for our named executive officers is established in their employment agreements or as modified by the Compensation Committee. For 2016, our named executive officers had the following bonus targets based on their respective annual base salaries: Mr. Siegel’s target remained at 150%; Mr. Miller’s target remained at 100%; Mr. Conforti’s target increased from 75% to 100% effective April 1, 2016; Mr. Lazear’s target remained at 100%, and Mr. Lyons’ target remained at 100%.

The Compensation Committee believes that a relatively greater proportion of the chief executive officer’s annual compensation should be subject to the achievement of the performance goals. The Compensation Committee retains the right to pay bonuses to the named executive officers and other employees that are in addition to, or in lieu of, the bonuses described in their employment agreements, which bonuses may be based on company or individual performance goals not reflected in our annual incentive plan or purely discretionary.

For 2016, notwithstanding that our Adjusted EBITDA and adjusted free cash flow goals were not achieved, the Compensation Committee decided to fund a discretionary bonus pool in recognition of the achievement of results for some businesses and the performance of employees during a key transitional year for the Company.

Such pool has been fully accrued and will be allocated based solely upon individual results and the individual’s impact on the business. On February 22, 2017, the Compensation Committee decided to allocate to our NEOs the following bonuses from the 2016 bonus pool given employee performance: (i) 90% of target (or $830,250) for Mr. Siegel, (ii) 90% of target (or $369,000) for Mr. Miller (iii) 90% of target (or $327,300) for Mr. Conforti, (iv) 81% of target (or $258,400) for Mr. Lazear and (v) 90% of target (or $369,000) for Mr. Lyons.

Long-Term Equity Incentive Compensation

Adoption of 2015 Equity Incentive Plan

On November 9, 2015, the Board adopted, and our stockholders approved, the Affinion Group Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Plan”), under which employees, directors and other service providers of the Company and its affiliates are eligible to receive awards in respect of the Company’s Common Stock. The rationale for the 2015 Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its affiliates to acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the Company’s stock price. In connection with the adoption of the 2015 Plan, no additional grants will be made under the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), the Affinion Group Holdings, Inc. 2007 Stock Award Plan (the “2007 Plan”), or the Webloyalty Holdings, Inc. (“Webloyalty”) 2005 Equity Award Plan (the “Webloyalty 2005 Plan”).

Option Cancellation

On November 9, 2015, in connection with the consummation of the 2015 Exchange Offers (as defined in “Certain Relationships and Related Transactions—The 2015 Transactions”) and 2015 Rights Offering, the Compensation Committee approved the cancellation of all stock options (the “Underwater Options”) previously issued and outstanding under the 2007 Plan and the Webloyalty 2005 Plan. The Underwater Options had a per share exercise price in excess of the then-current fair market value per share of the Company’s Common Stock and as such the Compensation Committee determined that the Underwater Options no longer served as adequate incentive or retention tools for the recipients. Pursuant to the terms of the 2007 Plan and the Webloyalty 2005 Plan, the Underwater Options were canceled in connection with the 2015 Rights Offering. Stock options issued and outstanding under the 2005 Plan were not affected by the cancellation.

Award Adjustments

In addition to the cancellation of the Underwater Options, on November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, the Compensation Committee adjusted the terms of stock options (the “2005 Options”) issued and outstanding under the 2005 Plan and retention units (“Retention Units”) issued and outstanding under the 2007 Plan (the “Adjustment”). With respect to each of the 2005 Options, for each share of the Company’s then existing Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) originally underlying the 2005 Option, the award was converted to an option (the “Converted Option”) to acquire 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. In addition, the exercise price of each 2005 Option was adjusted such that the aggregate exercise price and the aggregate spread of the 2005 Option equals the aggregate exercise price and the aggregate spread of the Converted Option. With respect to the Retention Units, for each share of Class A Common Stock originally underlying the Retention Units, the award was converted into retention units in respect of 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock.

2014 Performance Incentive Award Plan

The 2014 Performance Incentive Award Program (“2014 PIA”), approved by the Compensation Committee on April 1, 2014, was subject to time-based vesting conditions and performance-based vesting conditions, including the achievement of certain overall corporate and business unit performance goals, as applicable, during the 2014 calendar year. On March 16, 2015, the Compensation Committee determined that the 2014 performance goals were not achieved at the minimum level to fund the 2014 PIA, thus the awards under this plan were canceled.

2015 Retention Award Program

On March 16, 2015, the Compensation Committee approved the 2015 Retention Award Program (“2015 Retention Program”), an equity and cash incentive award program, intended to encourage the retention of certain key employees. The Compensation Committee approved 2015 Retention Program grants to Mr. Siegel with a fair market value of $1,900,000, Mr. Miller of $500,000, Mr. Conforti of $500,000, Mr. Lazear of $500,000 and Mr. Lyons of $500,000. Fifty percent of each employee’s 2015 Retention Program award was denominated in stock units and the remaining fifty percent was denominated in cash.

The 2015 Retention Program is subject to time-based vesting conditions. An employee will become vested in the stock units and cash components of the 2015 Retention Program in two equal installments on March 15, 2016 and 2017, subject to the employee’s continued employment on those dates. For the March 2016 vesting, fifty percent of the installment was distributed in Class C and Class D Common Stock and fifty percent of the installment was distributed in cash.

2016 Long Term Incentive Plan

On March 9, 2016, the Compensation Committee approved awards under the Affinion Group Holdings, Inc. 2016 Long Term Incentive Program (the “2016 LTIP”), which is a performance-based cash incentive award program designed to reward employees based on overall Company performance and intended to foster retention of approximately 66 key employees of the Company and its subsidiaries. The 2016 LTIP was established pursuant to the 2015 Plan. The awards under the 2016 LTIP (the “2016 Awards”) are denominated in terms of a target cash award value and contain both performance-based and time-based vesting terms and conditions as described below. The performance goals underlying the 2016 LTIP are designed to build value and a strong financial foundation for the Company and position the Company for future growth.

In general, 100% of a 2016 Award is subject to time-based vesting conditions and between 50% to 100% of a 2016 Award is subject to performance-based vesting conditions based on the employee’s seniority level. With respect to our named executive officers and any other employee who is a direct report of our chief executive officer, 100% of the amount of the 2016 Award granted to such person is subject to both performance-based and time-based vesting conditions. Other employees who received 2016 Awards have 50% of their 2016 Awards subject to both performance-based vesting and time-based vesting conditions and the remaining 50% of those 2016 Awards is subject to time-based vesting conditions only. The portion of a 2016 Award that is subject to both performance-based and time-based vesting conditions is referred to as a “Performance Award” and the portion of a 2016 Award that is only subject to time-based vesting conditions is referred to as a “Retention Award.”

With respect to the Performance Award portion of the 2016 Award, the actual amount of the Performance Award in which an employee will be eligible to vest is based on the level of achievement of certain overall corporate and business unit financial performance goals, as applicable. The Performance Award is also based on certain non-financial performance goals, and if such goals are not attained, the Performance Award may be adjusted downward by up to 20%. The determination as to whether such financial and non-financial performance goals have been attained will be made following completion of the 2017 fiscal year. The actual amount of the Performance Award in which the employee will be eligible to vest will then be added to the amount of the employee’s Retention Award and the sum is referred to as the “Total Adjusted Award.”

An employee will become vested in the Total Adjusted Award based on his or her continued service with the Company. The Total Adjusted Award will vest in two (2) installments with 25% vesting on March 15, 2018 and 75% vesting on March 15, 2019 (each such date, a “Vesting Date”), subject to the employee’s continued service with the Company on each applicable Vesting Date.

The portion of the Total Adjusted Award which becomes vested as of a given Vesting Date will be paid in cash to the employee, subject to applicable tax withholding, as soon as practicable following such Vesting Date but in no event later than the sixtieth (60th) day following such Vesting Date.

Messrs. Siegel, Miller, Conforti, Lazear and Lyons received 2016 Awards with cash values equal to $1,250,000, $500,000, $500,000, $500,000 and $500,000, respectively, in each case, subject to the performance-based and time-based vesting conditions described above.

Stock Options

On March 9, 2016, the Compensation Committee approved grants of stock options under the 2015 Plan to our named executive officers. Messrs. Siegel, Miller, Conforti, Lazear and Lyons received options to purchase 191,000, 66,850, 66,850, 66,850 and 66,850 shares of the Company’s Common Stock, respectively, at an exercise price equal to $13.97 per share. The options granted to our named executive officers become vested in four equal installments on each of the first four anniversaries of the grant date.

Retirement Benefits

Our U.S.-based named executive officers (Mr. Siegel, Mr. Miller, Mr. Lazear and Mr. Lyons) are eligible to participate in our Employee Savings Plan. This plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees or U.S. expatriates are able to contribute on a before-tax basis the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service. We match 100% of the first 4% of each employee’s pay that is contributed to the Employee Savings Plan. All contributions to the Employee Savings Plan as well as any matching contributions are fully vested upon contribution. The Company makes mandatory contributions to a pension plan and executive pension/health fund plan on behalf of Mr. Conforti.

Perquisites

We provide named executive officers with limited perquisites that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Each of the named executive officers is entitled to a car allowance.

The Compensation Committee periodically reviews the levels of perquisites provided to our named executive officers. Attributed costs of the perquisites described above for the named executive officers for fiscal years 2014, 2015 and 2016 are included in column (i) of the “Summary Compensation Table.”

Severance Payments

Employment agreements are currently in effect with Messrs. Siegel, Miller, Conforti, Lazear and Lyons. These employment agreements provide for severance payments in certain circumstances. The employment agreements are designed to promote stability and continuity of senior management.

In the event the employment of any of Messrs. Siegel, Miller, Conforti, Lazear or Lyons is terminated by us without “cause” (including as a result of our nonrenewal of their respective employment agreement) or they terminate their respective employment with us for “good reason,” the terminating executive will be entitled under the severance provisions of his employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as periodic payments in the aggregate equal to: (i) in the case of Mr. Siegel, 200% of the sum of his annual base salary and target bonus, (ii) in the case of either of Mr. Miller,

Mr. Lazear or Mr. Lyons, 100% of the sum of their respective annual base salary and target bonus, and (iii) in the case of Mr. Conforti, 50% of his annual base salary. If employment of any of Messrs. Siegel, Miller, Conforti, Lazear or Lyons terminates due to death or disability, he will be entitled to a lump sum payment equal to 100% of base salary. Definitions referenced above can be found under the subheading “Employment Agreements” following the Summary Compensation Table.

Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments upon Termination or Change of Control.”

2017 Actions

Base Salary Adjustments and 2016 Bonus Determinations

On February 22, 2017, the Compensation Committee approved 2016 bonus payments to Messrs. Siegel, Miller, Conforti, Lazear and Lyons of $830,250, $369,000, $327,300, $258,400 and $369,000, respectively. On February 22, 2017, the Compensation Committee increased the annual base salary of Mr. Lazear to $340,000, effective April 1, 2017.

Tax and Accounting Implications

Deductibility of Executive Compensation/Internal Revenue Code Section 162(m)

In general, we intend to structure our compensation programs so as to preserve any deductions under Internal Revenue Code Section 162(m). However, we may provide compensation without regard to deductibility under Internal Revenue Code Section 162(m).

Accounting for Share-Based Compensation

The Company accounts for share-based payments under its stock incentive plans in accordance with and to the extent required by FASB Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

Company Risk Assessment

Based on our assessment, we believe that our compensation and benefit programs have been appropriately designed to attract and retain talent and properly incent employees. Although our programs are generally designed to pay-for-performance and to provide incentive-based compensation, the programs contain various mitigating factors to ensure our employees, including our named executive officers, are not encouraged to take unnecessary risks in managing our business. These factors include:

•	the multiple elements of our compensation packages, including base salary, annual bonus programs and, for many of our professional level employees, equity awards that vest over multiple years and that are intended to motivate employees to take a long-term view of our business;

•	the structure of our annual cash bonus program, which is based on the collective achievement of numerous factors including cash flow, EBITDA and individual performance against functional goals, minimizes the risk of employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business;

•	the oversight of programs by the committees of the board of directors, including the Compensation Committee; and

•	a sound mixture of programs that provide focus on both short and long term goals.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Disclosure and Analysis be included in the 2016 Annual Report and this proxy statement.

THE COMPENSATION COMMITTEE

Skip Victor, Chairman

Rick P. Frier

David L. Resnick

Mark R. Vondrasek

L. Spencer Wells

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our 2016 named executive officers for the fiscal years ended December 31, 2016, 2015 and 2014, to the extent that each of the 2016 named executive officers listed below was a named executive officer for such year(s).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Todd H. Siegel	2016	$615,000	$830,250	$—	$1,785,850	$—	$—	$27,902	(5)	$3,259,002
Chief Executive Officer	2015	$634,500	$810,000	$950,000	$—	$950,000	$—	$27,894		$3,372,394
	2014	$600,000	$855,000	$950,000	$664,179	$950,000	$—	$27,872		$4,047,051

Gregory S. Miller	2016	$410,000	$369,000	$—	$625,048	$—	$—	$28,094	(6)	$1,432,142
Executive Vice President and Chief Financial Officer	2015	$423,077	$369,000	$250,000	$—	$250,000	$—	$27,894		$1,319,971
	2014	$369,231	$400,000	$845,500	$160,000	$250,000	$—	$126,401		$2,151,132

Michele Conforti	2016	$367,326	$327,300	$—	$625,048	$—	$—	$162,405	(7)	$1,482,079
Executive Vice President and President, Affinion International	2015	$364,644	$251,446	$250,000	$—	$250,000	$—	$240,554		$1,356,644
	2014	$395,707	$280,401	$250,000	$180,160	$250,000	$—	$222,939		$1,579,207

Scott Lazear	2016	$320,000	$258,400	$—	$625,048	$—	$—	$28,094	(8)	$1,231,542
Executive Vice President and President, Connexions Loyalty

Robert Lyons	2016	$410,000	$369,000	$—	$625,048	$—	$—	$28,094	(9)	$1,432,142
Executive Vice President and Chief Operating Officer	2015	$423,077	$369,000	$250,000	$—	$250,000	$—	$27,894		$1,319,971
	2014	$315,385	$299,616	$250,000	$100,000	$250,000	$—	$151,880		$1,366,881

(1)	For 2016, Mr. Siegel’s target bonus remained at 150%, Mr. Miller’s target remained at 100%, Mr. Conforti’s target increased from 75% to 100% effective April 1, 2016, Mr. Lazear’s target remained at 100%, and Mr. Lyons’ target remained at 100%.
(2)	The amounts shown in columns (e) and (f) reflect, for each named executive officer, the aggregate grant date fair value of stock and option awards during fiscal year 2016, 2015 and 2014 in accordance with FASB ASC Topic 718.
(3)	The amounts in column (g) reflect, for each named executive officer, the cash portion of awards under the 2014 Performance Incentive Award Plan and the 2015 Retention Program.
(4)	The amounts shown in column (i) reflect, for Mr. Siegel, Mr. Miller, Mr. Lazear and Mr. Lyons, the matching contributions we made on behalf of the named executive officers to the Employee Savings Plan (which is more fully described under “—Retirement Benefits” above). For 2016 such amounts were $10,408 for Mr. Siegel, $10,600 for Mr. Miller, $10,600 for Mr. Lazear and $10,600 for Mr. Lyons. Also included in this column are the value of long term disability insurance premiums imputed to these executive officers (each less than $500) and also certain annual perquisites disclosed in other footnotes to this Summary Compensation Table.
(5)	Includes an automobile allowance for 2016 equal to $17,340.
(6)	Includes an automobile allowance for 2016 equal to $17,340.
(7)	Includes a company car allowance for 2016 equal to $1,687, a company contribution to pension plan equal to $152,645 and an executive pension / health fund contribution equal to $8,073.
(8)	Includes an automobile allowance for 2016 equal to $17,340.
(9)	Includes an automobile allowance for 2016 equal to $17,340.

Grants of Plan-Based Awards in Fiscal Year 2016

The following table presents information regarding the equity awards granted to our named executive officers during fiscal year 2016.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Todd H. Siegel	3/9/2016	$1,000,000	$1,250,000	$1,250,000	—	—	—	—	191,000	$13.97	$1,785,850
Gregory S. Miller	3/9/2016	$400,000	$500,000	$500,000	—	—	—	—	66,850	$13.97	$625,048
Michele Conforti	3/9/2016	$400,000	$500,000	$500,000	—	—	—	—	66,850	$13.97	$625,048
Scott Lazear	3/9/2016	$400,000	$500,000	$500,000	—	—	—	—	66,850	$13.97	$625,048
Robert Lyons	3/9/2016	$400,000	$500,000	$500,000	—	—	—	—	66,850	$13.97	$625,048

(1)	Amounts reflected in columns (c), (d) and (e) represent the cash component of awards granted under the 2016 LTIP.
(2)	Amounts reflected in columns (j), (k) and (l) relate to stock option awards granted under the 2015 Plan.

Narrative Accompanying Summary Compensation Table and Grants of Plan-Based Awards Table

The following paragraphs summarize the material terms of the employment agreements of our named executive officers who are currently employed by us. The severance provisions of these agreements are summarized under the heading “Potential Payments upon Termination or Change of Control.”

Todd H. Siegel. Effective as of November 9, 2007, we entered into an employment agreement with Mr. Siegel pursuant to which he served as an Executive Vice President and our General Counsel. Mr. Siegel was appointed as the Company’s Chief Financial Officer as of November 24, 2008. Effective February 17, 2009, Mr. Siegel resigned as General Counsel of the Company; Mr. Siegel served as an Executive Vice President and our Chief Financial Officer until September 20, 2012, at which time he was promoted to Chief Executive Officer. The initial term of the agreement was November 9, 2007 through June 1, 2010. After the initial term, the agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. Although the agreement reflects an annual base salary of $275,000, Mr. Siegel’s annual base salary was increased to $284,000 on February 26, 2008 pursuant to a compensation committee resolution. Mr. Siegel’s annual base salary was further increased to $350,000 in connection with his promotion to Chief Financial Officer, increased to $600,000 in connection with his promotion to Chief Executive Officer and again increased to $615,000 on February 27, 2015. Mr. Siegel is also eligible for an annual target bonus of 150% of his base salary, subject to the attainment of performance goals established by the Compensation Committee under our annual incentive plan.

Gregory S. Miller. Effective as of December 16, 2013, we entered into an employment agreement with Mr. Miller pursuant to which he has served as Executive Vice President and Chief Financial Officer. The initial term of the employment agreement was from January 20, 2014 through January 20, 2016. After the initial term, the agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. Under the employment agreement, Mr. Miller’s annual base salary is $410,000 and his annual target bonus is 100% of base salary.

Michele Conforti. Effective as of May 14, 2007, we entered into an employment agreement with Mr. Conforti pursuant to which he served as Executive Vice President and Chief Financial Officer, Affinion International. Effective March 1, 2014, Mr. Conforti was promoted to the role of President and Managing Director, Affinion International and his annual target bonus was increased to 75% of salary. Effective October 25, 2015, Mr. Conforti assumed the role of President and Managing

Director, Global Customer Engagement. Effective April 1, 2016, Mr. Conforti’s base salary was increased by 5% from €333,196 to €349,856 and his annual target bonus was increased from 75% to 100% of base salary.

Scott Lazear. Effective as of December 27, 2014, we entered into an employment agreement with Mr. Lazear pursuant to which he has served as Executive Vice President and President, Connexions Loyalty. The initial term of the employment agreement was from December 27, 2014 through December 27, 2015. After the initial term, the agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. Under the employment agreement, Mr. Lazear’s annual base salary is $300,000 and his annual target bonus is 100% of base salary. Effective as of April 1, 2015, Mr. Lazear’s annual base salary was increased to $320,000. Effective April 1, 2017, Mr. Lazear’s annual base salary was increased to $340,000.

Robert Lyons. Effective as of December 27, 2014, we entered into an employment agreement with Mr. Lyons pursuant to which he has served as Executive Vice President and Chief Operating Officer. The initial term of the employment agreement was from December 27, 2014 through December 27, 2016. After the initial term, the agreement is subject to automatic one-year renewals unless either party provides at least 90 days’ prior written notice to the other party of its intent not to renew the agreement. Under the employment agreement, Mr. Lyons’ annual base salary is $410,000 and his annual target bonus is 100% of base salary.

Restrictive Covenants. Each of the named executive officers is subject to restrictive covenants contained in their employment agreements, which are identical to covenants they are subject to in their capacity as stockholders under the Shareholders Agreement, to the extent applicable. Each named executive officer is prohibited from soliciting our employees, customers, suppliers, and licensees for three (3) years following his termination of employment and prohibited from competing with us and our affiliates for two (2) years following termination of employment. Each named executive officer is also subject to post-termination nondisclosure obligations relating to confidential company information.

Stock Incentive Plans

2015 Plan

On November 9, 2015, the Board adopted, and the stockholders of the Company approved, the 2015 Plan, under which employees, directors and other service providers of the Company and its affiliates are eligible to receive awards in respect of the Company’s Common Stock. The rationale for the 2015 Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its affiliates to acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the Company’s stock price. Upon adoption of the 2015 Plan, no additional grants may be made under the 2005 Plan, the 2007 Plan or the Webloyalty 2005 Plan.

The Board authorized a number of shares of the Company’s Common Stock for grants under the 2015 Plan equal to 1,010,370 shares of the Company’s Common Stock. Grants of non-qualified stock options, incentive (or tax-qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, and/or performance compensation awards may be made under the 2015 Plan. Cash bonus awards may also be granted under the 2015 Plan. The 2015 Plan has a term of ten years and no further awards may be granted under the 2015 Plan after November 9, 2025.

The Compensation Committee (or the Company’s Board acting as the Compensation Committee) administers the 2015 Plan and has the power to grant awards under the 2015 Plan, select eligible persons to receive awards under the 2015 Plan, determine the specific terms and conditions of any award (including price and conditions of vesting), construe and interpret the 2015 Plan, and generally make all other determinations and take other actions as may be necessary or advisable for the administration of the 2015 Plan. In the event of a change in control, the Compensation Committee may determine, in its sole discretion, that outstanding options and equity awards (other than performance compensation awards) issued under the 2015 Plan become fully vested and may vest performance compensation awards based on the level of attainment of the specified performance goals. The Committee may also cancel outstanding awards and pay the value of such awards to participants in connection with a change in control.

2005 Plan

On October 17, 2005, the Company adopted its 2005 Plan. The 2005 Plan allows the Company to grant nonqualified stock options, rights to purchase shares of the Company’s Common Stock and awards of restricted shares of the Company’s Common Stock to the Company and its affiliates’ directors, employees and consultants. The 2005 Plan is administered by the Compensation Committee, which has the power to grant awards under the 2005 Plan, select eligible persons to receive awards under the 2005 Plan, determine the specific terms and conditions of any award (including price and conditions of vesting), construe and interpret the provisions of the 2005 Plan, and generally make all other determinations and take other actions as may be necessary or advisable for the administration of the 2005 Plan. Upon adoption of the 2015 Plan, no additional grants may be made under the 2005 Plan.

In the event of a change in control of the Company, the Company may, but is not obligated to, purchase then-outstanding options for a per option amount equal to the amount per share received in respect of the shares sold in the change in control transaction less the option price multiplied by the number of shares subject to the option. Stock awards will have a purchase price as determined by our Compensation Committee and evidenced by an award agreement. The Company may amend or terminate the 2005 Plan at any time, but no such action as it pertains to an existing award may materially impair the rights of an existing holder without the consent of the participant.

Both time and performance-based vesting options have been awarded under the 2005 Plan. On April 1, 2014, the Company modified approximately 2.1 million of the outstanding options under the 2005 Plan, adjusting the exercise price to $1.14 per common share and extending the contractual life of the modified options until April 1, 2024.

2007 Plan

On November 7, 2007, the Board adopted the Company’s 2007 Plan, under which our employees, directors and other service providers are eligible to receive awards of the Company’s Common Stock. The rationale for the 2007 Plan was to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its affiliates to acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the Company’s stock price. Upon adoption of the 2015 Plan, no additional grants may be made under the Company’s 2007 Plan.

The Board authorized 10,000,000 shares of the Company’s Common Stock for grants of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, and/or performance compensation awards under the 2007 Plan. Cash bonus awards may also be granted under the 2007 Plan. The 2007 Plan has a term of ten years and no further awards may be granted under the 2007 Plan after November 7, 2017.

Webloyalty 2005 Plan

In connection with the acquisition of Webloyalty in January 2011, the Company assumed the webloyalty.com, inc. Incentive Stock Option Plan (the “webloyalty.com ISO Plan”), the webloyalty.com, inc.

Non-Qualified Stock Option Plan (the “webloyalty.com NQ Plan”) and the Webloyalty 2005 Plan. The webloyalty.com ISO Plan, adopted by Webloyalty’s board of directors in February 1999, authorized Webloyalty’s board of directors to grant awards of incentive stock options to directors and employees of, and consultants to, Webloyalty. Unless otherwise determined by Webloyalty’s board of directors, options granted under the webloyalty.com ISO Plan were to have an exercise price no less than the fair market value of a share of the underlying common stock on the date of grant. The Webloyalty board of directors was authorized to grant shares of Webloyalty’s common stock under the webloyalty.com ISO Plan over a ten year period. As of December 31, 2014, there were no outstanding options under the webloyalty.com ISO Plan. No additional grants may be made under the webloyalty.com ISO Plan.

The webloyalty.com NQ Plan, adopted by Webloyalty’s board of directors in February 1999, as amended and restated in February 2004, authorized Webloyalty’s board of directors to grant awards of stock options to directors and employees of, and consultants to, Webloyalty. The Webloyalty board of directors was authorized to grant shares of Webloyalty’s common stock under the webloyalty.com NQ Plan over a ten year period. As of December 31, 2014, there were no outstanding stock options to acquire shares of the Company’s Common Stock granted under the webloyalty.com NQ Plan. No additional grants may be made under the webloyalty.com NQ Plan.

The Webloyalty 2005 Plan, adopted by Webloyalty’s board of directors in May 2005, authorized Webloyalty’s board of directors to grant awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and performance compensation awards or any combination of these awards to directors and employees of, and consultants to, Webloyalty. Unless otherwise determined by Webloyalty’s board of directors, incentive stock options granted under the Webloyalty 2005 Plan were to have an exercise price no less than the fair market value of a share of the underlying common stock on the date of grant and nonqualified stock options granted under the Webloyalty 2005 Plan were to have an exercise price no less than the par value of a share of Webloyalty’s common stock on the date of grant. The Webloyalty board of directors was authorized to grant shares of Webloyalty’s common stock under the Webloyalty 2005 Plan over a ten year period. On April 1 2014, the Company modified approximately 0.5 million of the outstanding options under the Webloyalty 2005 Plan, adjusting the exercise price to $1.14 per common share and extending the contractual life of the modified options until April 1, 2024. As of December 31, 2016, after conversion of the outstanding options under the Webloyalty 2005 Plan into options to acquire shares of the Company’s Common Stock, there were options to acquire 0.5 million shares of the Company’s Common Stock at exercise prices ranging from $1.14 to $7.32. Substantially all of the outstanding options were vested as of December 31, 2016 and expire between March 2015 and April 2024.

Option Cancellation

On November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, the Compensation Committee approved the cancellation of the Underwater Options, which were all stock options previously issued and outstanding under the 2007 Plan and the Webloyalty 2005 Plan. The Underwater Options had a per share exercise price in excess of the then-current fair market value per share of the Company’s Common Stock and as such the Compensation Committee determined that the Underwater Options no longer served as adequate incentive or retention tools for the recipients. Pursuant to the terms of the 2007 Plan and the Webloyalty 2005 Plan, the Underwater Options were canceled in connection with the 2015 Rights Offering.

Award Adjustment

On November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, the Compensation Committee adjusted the terms of the 2005 Options issued and outstanding under the 2005 Plan and the Retention Units issued and outstanding under the 2007 Plan. With respect to each of the 2005 Options, for each share of Class A Common Stock originally underlying the 2005 Option, the award was converted to the Converted Option to acquire 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. In addition, the exercise price of each 2005 Option was adjusted such that the aggregate exercise price and the aggregate spread of the 2005 Option equals the aggregate exercise price and the aggregate spread of the Converted Option. With respect to the Retention Units, for each share of Class A Common Stock originally underlying the Retention Units, the award was converted into retention units in respect of 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock.

2014 PIA Program

On April 1, 2014, the Compensation Committee approved the 2014 PIA Program, an equity and cash incentive award program consisting of performance incentive units (“PIUs”) and a cash incentive award (“CIA”). Each 2014 PIA entitles the participant to one share of the Company’s Common Stock for each PIU and a cash payment in respect of the CIA, in each case, subject to applicable withholding taxes, when the applicable vesting conditions for the award are met.

The 2014 PIA was subject to certain performance factors and time-based vesting conditions. First, the maximum number of PIUs and the maximum amount of the CIA into which a participant was eligible to vest would have been determined based on the achievement of certain overall corporate and business unit performance goals, as applicable, during the 2014 calendar year. Second, the participant would have become vested in his or her PIUs and CIA, as adjusted based on actual 2014 performance, based on continued service with the Company. A participant’s PIUs and CIA, as adjusted based on actual 2014 performance, would have vested in three (3) substantially equal installments on each of March 15, 2015, March 15, 2016 and March 15, 2017, subject to the participant’s continued service on each applicable date. For each PIU that actually became vested, a participant would have received one share of the Company’s Common Stock and for the portion of the CIA that actually vests, the participant would have received an amount in cash equal to such vested portion of the CIA, in each case, subject to applicable tax withholding.

On March 16, 2015, the Compensation Committee determined that the 2014 PIA Program performance goals were not achieved at the minimum level to fund the 2014 PIA and, accordingly, all awards under the 2014 PIA Program were canceled.

2015 Retention Award Program

On March 16, 2015, the Compensation Committee approved the 2015 Retention Program, an equity and cash incentive award program, intended to encourage the retention of certain key employees. Each retention unit issued pursuant to the 2015 Retention Program entitles the participant to one share of the Company’s Common Stock on settlement when the applicable vesting conditions for the award are met. In addition, participants were issued cash awards under the 2015 Retention Program, which pay out in cash, subject to applicable withholding taxes, when the applicable vesting conditions for the award are met. A participant’s 2015 Retention Program award will vest in two (2) equal installments on each of March 15, 2016 and 2017, subject to the participant’s continued service on each applicable date.

On November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, each share of stock subject to the 2015 Retention Program was converted into 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. All other terms of the 2015 Retention Program remain unchanged.

2016 Long Term Incentive Plan

On March 9, 2016, the Compensation Committee approved the 2016 LTIP, a cash incentive award program. The 2016 LTIP is subject to certain performance-based vesting and time-based vesting conditions. First, the actual amount of the LTIP award in which a participant is eligible to vest will be determined based on the achievement of certain overall corporate and business unit financial and non-financial performance goals, which will be assessed following the completion of the 2017 fiscal year. Second, the participant will become vested in the LTIP award in two installments with 25% vesting on March 15, 2018 and 75% vesting on March 15, 2019, subject to the employee’s continued employment on those dates.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each named executive officer at the end of fiscal year 2016. As described above, on November 9, 2015, in connection with the consummation of the 2015 Exchange Offers and 2015 Rights Offering, the Compensation Committee adjusted the terms of the 2005 Options and the Retention Units. With respect to each of the 2005 Options, for each share of Class A Common Stock originally underlying the 2005 Option, the award was converted to the Converted Option to acquire 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. In addition, the exercise price of each 2005 Option was adjusted such that the aggregate exercise price and the aggregate spread of the 2005 Option equals the aggregate exercise price and the aggregate spread of the Converted Option. With respect to the Retention Units, for each share of Class A Common Stock originally underlying the Retention Units, the award was converted into retention units in respect of 0.003775 shares of Class C Common Stock and 0.003974 shares of Class D Common Stock. All numbers in this table relating to the 2005 Options and Retention Units have been adjusted to reflect the foregoing.

	Option Awards								Stock Awards
(a)	(b)			(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)(2)			Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($) (3)(4)(5)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Todd H. Siegel	493	Class C	(Tranche A)	—		—	$147.12	4/1/2024	—		—	—	—
	519	Class D	(Tranche A)	—		—	$147.12	4/1/2024	—		—	—	—
	246	Class C	(Tranche B)	—		—	$147.12	4/1/2024	—		—	—	—
	259	Class D	(Tranche B)	—		—	$147.12	4/1/2024	—		—	—	—
	246	Class C	(Tranche C)	—		—	$147.12	4/1/2024	—		—	—	—
	258	Class D	(Tranche C)	—		—	$147.12	4/1/2024	—		—	—	—
				191,000	(Common stock)	—	$13.97	3/9/2026	—		—	—	—
									1,573	Class C	$16	—	—
									1,656	Class D	$17	—	—

Gregory S. Miller				66,850	(Common stock)	—	$13.97	3/9/2026	—		—	—	—
									414	Class C	$4	—	—
									436	Class D	$4	—	—

	Option Awards								Stock Awards
(a)	(b)			(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)(2)			Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($) (3)(4)(5)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michele Conforti	79	Class C	(Tranche A)	—		—	$147.12	4/1/2024	—		—	—	—
	83	Class D	(Tranche A)	—		—	$147.12	4/1/2024	—		—	—	—
	39	Class C	(Tranche B)	—		—	$147.12	4/1/2024	—		—	—	—
	41	Class D	(Tranche B)	—		—	$147.12	4/1/2024	—		—	—	—
	39	Class C	(Tranche C)	—		—	$147.12	4/1/2024	—		—	—	—
	41	Class D	(Tranche C)	—		—	$147.12	4/1/2024	—		—	—	—
				66,850	(Common stock)	—	$13.97	3/9/2026	—		—	—	—
									414	Class C	$4	—	—
									436	Class D	$4	—	—

Scott Lazear	53	Class C	(Tranche A)	—		—	$147.12	4/1/2024	—		—	—	—
	56	Class D	(Tranche A)	—		—	$147.12	4/1/2024	—		—	—	—
	27	Class C	(Tranche B)	—		—	$147.12	4/1/2024	—		—	—	—
	28	Class D	(Tranche B)	—		—	$147.12	4/1/2024	—		—	—	—
	26	Class C	(Tranche C)	—		—	$147.12	4/1/2024	—		—	—	—
	28	Class D	(Tranche C)	—		—	$147.12	4/1/2024	—		—	—	—
				66,850	(Common stock)	—	$13.97	3/9/2026	—		—	—	—
									414	Class C	$4	—	—
									436	Class D	$4	—	—

Robert Lyons				66,850	(Common stock)	—	$13.97	3/9/2026	—		—	—	—
									414	Class C	$4	—	—
									436	Class D	$4	—	—

(1)	All Tranche A, Tranche B and Tranche C options identified in this table are options to purchase shares of the Company’s Common Stock under the Company’s 2005 Plan. Vested options will expire earlier than the date indicated in column (f) if the executive terminates his relationship with us prior to the expiration date. Options listed under column (b) are fully vested as of December 31, 2016.
(2)	Twenty percent of the Tranche A options vest and became exercisable on each of the first five anniversaries of the grant date. In the event of a sale of the Company, any unvested Tranche A options would have vested on the 18-month anniversary of the sale or, if earlier (but following the sale), upon the executive’s termination by us without cause, by the executive for good reason or as a result of the executive’s death or disability.

The Tranche B options vested on the eighth anniversary of the grant date, or, if earlier, would have vested on the date on which a 20% or greater investor internal rate of return was realized.

The Tranche C options vested on the eighth anniversary of the grant date or, if earlier, would have vested on the date on which a 30% or greater investor internal rate of return was realized.

(3)	On January 30, 2007, the Compensation Committee reduced the exercise price of all Tranche A, Tranche B and Tranche C options from $10.00 per share to $3.00 per share as an equitable adjustment required by the 2005 Plan in connection with the extraordinary dividend on the Company’s Common Stock paid on January 31, 2007, which was further adjusted for the Company’s 2.1-for-1 stock split in September 2007 to $1.43 per share. Options granted after January 30, 2007 were unaffected.

(4)	On April 1, 2014, the Compensation Committee reduced the exercise price of certain outstanding options granted under the Company’s 2005 Plan to $1.14 per share and extended the contractual term of the options to April 1, 2024. In addition, on November 9, 2015, the Compensation Committee adjusted the number of shares and the exercise price of options granted under the 2005 Plan in connection with the 2015 Exchange Offers and 2015 Rights Offering.
(5)	Represents Retention Units held by each named executive officer that were awarded as part of the 2015 Retention Program.
(6)	Represents the estimated market value of the Class C Common Stock and Class D Common Stock, based on the October 26, 2016, valuation.

Stock Vested in Fiscal Year 2016

The following table summarizes the vesting of stock, including restricted stock, restricted stock units and similar instruments, by each of our named executive officers during the fiscal year ended December 31, 2016.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gregory S. Miller	261,184	297,750

(1)	Represents a cash payment received by Mr. Miller, based on his election to receive cash rather than shares, in respect of certain restricted stock units which were settled in a cash amount equal to $1.14 per share.

Potential Payments Upon Termination of Employment or Change in Control

The tables below reflect the amount of compensation that would be payable to each of our named executive officers in the event of the termination of such executive’s employment as provided under the named executive officers’ employment agreements in effect for 2016. The amount of compensation payable to each named executive officer upon termination for good reason, retirement, termination without cause, the named executive officer’s disability or death or in the event of a change of control, is shown below. The amounts shown assume that such termination was effective as of December 31, 2016, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us. Outstanding unvested equity awards are generally not automatically accelerated upon a change of control.

Payments Made Upon Termination, Generally

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year of termination; and

•	amounts earned and contributed under our Employee Savings Plan.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above he will continue to be able to exercise vested options granted under the Company’s 2015 Plan for ninety (90) days following termination of employment (or such longer period as provided under the applicable plan documents and award agreements).

Payments Made Upon Termination due to Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination, Generally” and “Payments Made Upon Retirement” above, the named executive officer will receive benefits under our disability plan or payments under our life insurance plan, as applicable.

The tables below reflect that Messrs. Siegel, Miller, Conforti, Lazear and Lyons would have been entitled under their respective employment agreements to a lump sum payment equal to 100% of the respective executive’s base salary upon the executive’s termination of employment on account of death or disability.

Payments Made Upon Termination “Without Cause” or Termination for “Good Reason”

Pursuant to the executives’ employment agreements, if an executive’s employment is terminated “without cause,” or if the executive terminates employment in certain circumstances defined in the agreement that constitute “good reason,” or the executive’s employment is terminated by us for cause or by reason of death or disability, the named executive officers will receive the benefits set forth under the heading “Payments Made Upon Termination, Generally” and in the following tables.

“Good reason” generally means: (i) our material failure to fulfill our obligations under the executive’s employment agreement, (ii) a material and adverse change to, or a material reduction of, the executive’s duties and responsibilities, (iii) a reduction in the executive’s annual base salary or target bonus (excluding any reduction related to a broader compensation reduction that is not limited to executive specifically and that is not more than 10% in the aggregate or any reduction to which the executive consents) or (iv) the relocation of the executive’s primary office to a location more than 35 miles from his current work location. We have a 30 day cure right following timely notice from the executive of any event constituting good reason.

“Cause” generally means: the executive’s (i) conviction of a felony or a crime of moral turpitude; (ii) conduct that constitutes fraud or embezzlement; (iii) willful misconduct or willful gross neglect; (iv) continued willful failure to substantially perform his duties; or (v) his material breach of his employment agreement. The executive has certain cure rights with respect to the acts set forth in (iv) and (v).

The named executive officers are only entitled to receive severance payments so long as they comply with their restrictive covenants regarding non-disclosure of confidential information, non-solicitation of employees, non-competition, and proprietary rights, each during and for specified periods after employment.

Payment of severance is conditioned on the named executive officer or such executive officer’s legal representative executing a separation agreement and general release of claims against us and our affiliates.

Todd H. Siegel

In the event Mr. Siegel’s employment is terminated by us without cause (including as a result of our non-renewal of the agreement) or he terminates his employment with us for good reason, he will be entitled under the severance provisions of his employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment in six quarterly installments commencing on the date of termination of an amount equal to 200% of the aggregate amount of his annual base salary and target bonus. If Mr. Siegel’s employment is terminated due to death or disability, he will be entitled to a lump sum payment equal to 100% of his base salary. In the event Mr. Siegel violates any of the restrictive covenants he will have no further right to receive any severance payments.

The following table shows the potential payments upon termination of Mr. Siegel’s employment on December 31, 2016 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	$1,845,000	$1,845,000	—	—	—
Cash Severance	—	—	—	$1,230,000	$1,230,000	$615,000	$615,000	—
Long-Term Incentive Compensation:
Stock Options	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

Gregory S. Miller

In the event Mr. Miller’s employment is terminated by us without cause (including as a result of the non-renewal of his employment agreement) or he terminated his employment with us for good reason, he will be entitled under the severance provisions of the employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment in 24 monthly installments commencing on the date of termination of an amount equal to 100% of the aggregate amount of his annual base salary and target bonus. If Mr. Miller’s employment is terminated due to death or disability, he will be entitled to a lump sum payment equal to 100% of his base salary. In the event Mr. Miller violates any of the restrictive covenants he will have no further right to receive any severance payments.

The following table shows the potential payments upon termination of Mr. Miller’s employment on December 31, 2016 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	$410,000	$410,000	—	—	—
Cash Severance	—	—	—	$410,000	$410,000	$410,000	$410,000	—
Long-Term Incentive Compensation:
Stock Options	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

Michele Conforti

In the event Mr. Conforti’s employment is terminated by us without cause (including as a result of the non-renewal of his employment agreement) or he terminated his employment with us for good reason, he will be entitled under the severance provisions of the employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment of an amount equal to 100% of the aggregate amount of his annual base salary. In the event Mr. Conforti violates any of the restrictive covenants he will have no further right to receive any severance payments.

The following table shows the potential payments upon termination of Mr. Conforti’s employment on December 31, 2016 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	—	—	—	—	—
Cash Severance	$183,663	$183,663	$183,663	$367,326	$367,326	$183,663	$183,663	$183,663
Long-Term Incentive Compensation:
Stock Options	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

Scott Lazear

In the event Mr. Lazear’s employment is terminated by us without cause (including as a result of the non-renewal of his employment agreement) or he terminated his employment with us for good reason, he will be entitled under the severance provisions of the employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment in 24 monthly installments commencing on the date of termination of an amount equal to 100% of the aggregate amount of his annual base salary and target bonus. If Mr. Lazear’s employment is terminated due to death or disability, he will be entitled to a lump sum payment equal to 100% of his base salary. In the event Mr. Lazear violates any of the restrictive covenants he will have no further right to receive any severance payments.

The following table shows the potential payments upon termination of Mr. Lazear’s employment on December 31, 2016 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	$320,000	$320,000	—	—	—
Cash Severance	—	—	—	$320,000	$320,000	$320,000	$320,000	—
Long-Term Incentive Compensation:
Stock Options	—	—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

Robert Lyons

In the event Mr. Lyons’ employment is terminated by us without cause (including as a result of the non-renewal of his employment agreement) or he terminated his employment with us for good reason, he will be entitled under the severance provisions of the employment agreement to a lump sum payment of any unpaid annual base salary through the date of termination and any bonus earned but unpaid for any fiscal year ended prior to the year in which the date of termination occurs, as well as the payment in 24 monthly installments commencing on the date of termination of an amount equal to 100% of the aggregate amount of his annual base salary and target bonus. If Mr. Lyons’ employment is terminated due to death or disability, he will be entitled to a lump sum payment equal to 100% of his base salary. In the event Mr. Lyons violates any of the restrictive covenants he will have no further right to receive any severance payments.

The following table shows the potential payments upon termination of Mr. Lyons’ employment on December 31, 2016 under the circumstances described above:

Executive Benefit and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Termination Without Cause	Termination for Good Reason	Disability	Death	Change of Control
Compensation:
Annual Incentive Plan	—	—	—	$410,000	$410,000	—	—	—
Cash Severance	—	—	—	$410,000	$410,000	$410,000	$410,000	—
Long-Term Incentive Compensation:
Stock Options		—	—	—	—	—	—	—
Benefits & Perquisites:
Savings Plan	—	—	—	—	—	—	—	—
Health and Welfare Benefits	—	—	—	—	—	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	—

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s books and accounts for the fiscal year ending December 31, 2017, subject to ratification by the stockholders. Effective June 1, 2016, our Audit Committee appointed PwC to serve as the independent registered public accounting firm of the Company and dismissed Deloitte & Touche LLP (“D&T”), our previous independent registered public accounting firm for the year ended December 31, 2015. PwC is considered by the Audit Committee and the management of the Company to be well qualified. Representatives of PwC are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions. Stockholder ratification of the appointment of PwC as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of PwC to the stockholders for ratification as a matter of good corporate practice. If this appointment is not ratified by our stockholders, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm Fees

Fees for professional services provided by PwC for fiscal year 2016, including related expenses, are as follows:

2016(1)
Audit fees	$2,698,000
Audit-related fees(2)	$233,000
Tax fees	$—
All other fees	$—

Total fees	$2,931,000

(1)	As discussed above, on May 31, 2016, the Audit Committee approved (i) the dismissal of D&T, effective as of June 1, 2016, as the Company’s independent registered public accounting firm and (ii) the appointment of PwC, effective as of June 1, 2016, to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements as of and for the year ended December 31, 2016.
(2)	Audit related services in 2016 represent SSAE 16 (service auditors) reports, domestic and international regulatory filings and assistance with the implementation of new revenue recognition guidance.

Fees for professional services provided by our former independent registered public accounting firm, D&T, for fiscal years 2016 and 2015, including related expenses, are as follows:

	2016	2015
Audit fees	$328,000	$3,298,000
Audit-related fees(1)	$303,000	$195,000
Tax fees	$—	$—
All other fees	$—	$—

Total fees	$631,000	$3,493,000

(1)	Audit related services in 2016 represent SSAE 16 (service auditors) reports and domestic and international regulatory filings. Audit related services in 2015 represent SSAE 16 (service auditors) reports.

Audit Committee Approval of Audit and Non-Audit Services

All of PwC’s fees for 2016 and D&T’s fees for 2016 and 2015 were pre-approved by our Audit Committee. The Audit Committee reviewed the 2016 and 2015 audit and non-audit services and concluded that such services were compatible with maintaining the auditors’ independence. The Audit Committee’s policy is to pre-approve all services by the Company’s independent accountants. The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided by PwC to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PwC’s independence is not impaired; (b) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, all services to be provided by PwC must be pre-approved by the Audit Committee.

Change in Independent Auditor

As previously reported, the Audit Committee of the Board completed a competitive bidding process to review the appointment of the Company’s independent registered public accounting firm for the 2016 fiscal year. As a result of this process and following careful deliberation, on May 31, 2016, the Audit Committee approved (i) the dismissal of D&T, effective as of June 1, 2016, as the Company’s independent registered public accounting firm and (ii) the appointment of PwC, effective as of June 1, 2016, to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements as of and for the year ended December 31, 2016.

The reports of D&T on the financial statements of the Company as of and for the fiscal years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through June 1, 2016, (i) the Company had no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter of such disagreements in connection with its reports on the financial statements of the Company for such years and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided D&T with a copy of certain of the foregoing disclosure and requested that D&T furnish the Company with a letter addressed to the SEC stating whether or not D&T agrees with the statements above concerning D&T. A copy of D&T’s letter, dated June 2, 2016, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, which was filed with the SEC on June 2, 2016.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through June 1, 2016, neither the Company, nor any person on its behalf, consulted PwC with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Vote Required

Ratification of PwC as our independent registered public accounting firm for the year ending December 31, 2017, requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at a meeting at which a quorum is present. Abstentions are deemed to be votes cast and have the same effect as a vote “AGAINST” the proposal. This proposal is considered a routine or “discretionary” matter on which your broker, bank or other agent will be able to vote on your behalf even if it does not receive instructions from you; therefore, no broker non-votes are expected to exist in connection with this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board was comprised of the following non-employee directors at the end of 2016: Rick P. Frier (Chairman), L. Spencer Wells, David L. Resnick, Skip Victor and Mark R. Vondrasek. The Company is not a listed issuer whose securities are listed on a national securities exchange or in an inter-dealer quotation system which has requirements that members of our Audit Committee be independent. However, the Company’s Board has determined that each of the members of the Audit Committee is independent as defined under the New York Stock Exchange rules, except for Mr. Resnick, and each is financially literate and has experience analyzing or evaluating financial statements. The Company’s Board has also determined that each of Messrs. Frier, Resnick and Wells is an “audit committee financial expert” within the meaning of applicable SEC regulations.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is included in Appendix A of this proxy statement. The Audit Committee selects, evaluates and, where deemed appropriate, replaces the Company’s independent registered public accounting firm. The Audit Committee also pre-approves all audit services, engagement fees and terms and all permitted non-audit services.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the Company’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2016 and met and held discussions with management and the independent registered public accounting firm, PwC. Management represented to the Audit Committee, and PwC concurred, that the Company’s consolidated financial statements for fiscal 2016 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with PwC. The Audit Committee discussed with PwC matters required to be discussed by Auditing Standard No. 1301 (formerly Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, or PCAOB.

PwC also provided to the Audit Committee its letter required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC the accounting firm’s independence.

Based upon the Audit Committee’s review and discussions set forth above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

Respectfully submitted,

Rick P. Frier, Chairman

L. Spencer Wells

David L. Resnick

Skip Victor

Mark R. Vondrasek

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Board is providing stockholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement. Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosures.”

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses our compensation policies and procedures, including our compensation philosophy, and to refer to the related executive compensation tables and accompanying disclosures. Our executive compensation programs play a key role in our ability to attract and retain a highly experienced, successful team to manage our Company and deliver strategic and financial results. We have designed our executive compensation programs to motivate our executives to achieve the business goals set by us and to reward the executives for achieving these goals through a combination of base salary, performance-based incentive compensation, long-term equity incentive compensation, retirement and other benefits and perquisites. We are also committed to containing the cost of the executive compensation programs to a level the Compensation Committee believes is reasonable and appropriate. We believe our executive compensation programs are structured in the best manner possible to support us and our business objectives.

While the vote on executive compensation is non-binding and solely advisory in nature, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL ON AN ADVISORY, NON-BINDING BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT

PROPOSAL 4:

ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to requesting the advisory approval of the compensation of our named executive officers, Section 14A of the Exchange Act and SEC rules issued thereunder also require that at least once every six years we seek stockholder approval of how often the Company will seek advisory approval of the compensation of our named executive officers. SEC rules require that we present every one, two or three years, or abstain as alternatives for stockholders.

In formulating its recommendation, the Board considered that an advisory, non-binding vote on executive compensation every three years was appropriate because (i) our executive compensation programs are designed to support long-term value creation, and a triennial vote will allow stockholders to better judge our executive compensation programs in relation to our long-term performance, (ii) a triennial vote will provide us with the time to thoughtfully respond to stockholders’ sentiments and implement any necessary changes, and (iii) we will continue to engage with our stockholders regarding our executive compensation programs during the period between stockholder advisory votes on executive compensation.

Accordingly, the following resolution will be submitted for a stockholder vote at the 2017 Annual Meeting:

“RESOLVED, that the option set forth below receiving the highest number of votes cast by the stockholders shall be the preferred frequency with which the Company is to hold an advisory vote to approve the compensation of the Company’s named executive officers:

•	every year;

•	every two years; or

•	every three years.”

As this is an advisory vote, the result will not be binding on us or the Board. However, the Board values the views expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency with which the Company should submit to stockholders an advisory vote to approve the compensation of our named executive officers. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “every three years.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF “EVERY THREE YEARS” AS THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The 2015 Transactions

On November 9, 2015, (a) the Company completed a private offer to exchange (the “2015 Holdings Exchange Offer”) its outstanding 13.75%/14.50% senior secured PIK/toggle notes due 2018 (the “Existing Holdings Notes”) for shares of Common Stock, (b) Affinion Investments, LLC (“Affinion Investments”) completed a private offer to exchange (the “2015 Investments Exchange Offer” and, together with the 2015 Holdings Exchange Offer, the “2015 Exchange Offers”) its outstanding 13.50% senior subordinated notes due 2018 (the “Existing Investments Notes”) for shares of the Company’s Common Stock and (c) the Company and Affinion International Holdings Limited, a wholly-owned subsidiary of Affinion (“Affinion International”), jointly completed a rights offering (the “2015 Rights Offering”) giving holders of the Existing Holdings Notes and the Existing Investments Notes the right to purchase an aggregate principal amount of $110.0 million of the 7.5% Cash/PIK Senior Notes due 2018 of Affinion International (the “International Notes”) and up to 2,483,333 shares of Common Stock for an aggregate cash purchase price of $110.0 million. Pursuant to the 2015 Holdings Exchange Offer, approximately $247.4 million of Existing Holdings Notes were exchanged for 1,769,104 shares of Common Stock and pursuant to the 2015 Investments Exchange Offer, approximately $337.3 million of Existing Investments Notes were exchanged for 5,236,517 shares of Common Stock. Upon closing of the 2015 Exchange Offers, there remained outstanding approximately $13.1 million aggregate principal amount of Existing Holdings Notes and $22.6 million aggregate principal amount of Existing Investments Notes.

In connection with the 2015 Rights Offering, Empyrean Capital Partners, L.P. agreed to purchase any rights offering units that were unpurchased in the 2015 Rights Offering (the “Backstop”). Pursuant to the 2015 Rights Offering and the Backstop, Affinion International received cash of $110.0 million in exchange for $110.0 million aggregate principal amount of International Notes and 2,021,042 shares of Common Stock and the Limited Warrant, which is a non-participating penny warrant to purchase up to 462,266 shares of Common Stock.

Upon consummation of the 2015 Exchange Offers, the consent solicitations in connection with the 2015 Exchange Offers (the “2015 Consent Solicitations”) and the 2015 Rights Offering, the Company effected a reclassification (the “Reclassification” and, together with the 2015 Exchange Offers, the 2015 Consent Solicitations, the 2015 Rights Offering and the related transactions, the “2015 Transactions”) as follows. All of the Company’s then existing Class A Common Stock (including Class A Common Stock issued as a result of a mandatory cashless exercise of all of its Series A Warrants (the “Series A Warrants”)), consisting of 84,842,535 outstanding shares of Class A Common Stock and 45,003,196 shares of Class A Common Stock underlying the Series A Warrants, was converted into (i) 490,083 shares of the Company’s Class C Common Stock, that upon conversion will represent 5% of the outstanding shares of Common Stock on a fully diluted basis, and (ii) 515,877 shares of the Company’s Class D Common Stock, that upon conversion will represent 5% of the outstanding shares of Common Stock on a fully diluted basis. Currently, each share of Class C/D Common Stock is convertible into one share of Common Stock at any time, subject to required regulatory approval and filings, if any. In order to exercise its conversion rights, a holder of Class C/D Common Stock must submit an exercise notice to the Company, together with the conversion price equal currently to $67.14 per share with respect to the Class C Common Stock and $88.07 per share with respect to the Class D Common Stock. In addition, the Company’s Series A Warrants and the Company’s Class B Common Stock, par value $0.01 per share, were eliminated from the Certificate of Incorporation and the Company’s Series B Warrants (the “Series B Warrants”) were cancelled for no additional consideration.

Agreements with Certain Stockholders in Connection with the 2015 Transactions

Shareholders Agreement

On November 9, 2015, the Company and the requisite former holders of Class A Common Stock, Series A Warrants and Series B Warrants entered into the Shareholders Agreement (the “Shareholders Agreement”) that, among other things, (1) amended and restated each of (a) that certain Stockholder Agreement, dated as of

January 14, 2011, as amended, by and among the Company and the stockholders party thereto, (b) that certain Management Investor Rights Agreement, dated as of October 17, 2005, as amended on April 30, 2010, by and among the Company and the investors party thereto (the “Management Investor Rights Agreement”), (c) that certain Securityholder Rights Agreement, dated as of January 14, 2011, as amended, by and among the Company and the securityholders party thereto and (d) that certain Warrantholder Rights Agreement, dated as of December 12, 2013, as amended, by and among the Company and the warrantholders party thereto, each such amendment and restatement effective as of November 9, 2015, and (2) established certain terms and conditions pursuant to which the holders of Common Stock are bound with respect thereto.

In addition, as a condition to the delivery of Common Stock, each recipient of Common Stock executed and delivered a joinder to the Shareholders Agreement, in form and substance reasonably acceptable to the Company.

The Shareholders Agreement contains the following terms:

Transfer Restrictions

Prior to a Listing, the Shareholders Agreement provides that transfers of shares of Common Stock and Class C/D Common Stock, other than pursuant to a Permitted Transferee (as such term is defined in the Shareholders Agreement) are subject to the consent of the Company unless the shares may be resold pursuant to an effective resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 thereunder. A “Listing” means the registration of Common Stock under the Exchange Act, and (1) qualification for quotation on the OTC Bulletin Board (or other available over the counter market) (an “OTC Listing”) or (2) listing on a U.S. national securities exchange registered with the SEC (such listing, a “Public Listing”).

Prior to a Public Listing, if one or more parties to the Shareholders Agreement that collectively hold 35% of the shares of Common Stock then outstanding proposes to transfer for value any shares of Common Stock in a single transaction or series of related transactions, then each of the other parties to the Shareholders Agreement may elect to transfer its shares of Common Stock to the transferee up to an amount equal to the product of (1) the number of shares of Common Stock proposed to be transferred and (2) a fraction, the numerator of which is the number of shares of Common Stock owned by such investor and the denominator of which is the total number of shares of Common Stock then outstanding, at the same price and on substantially the same terms and conditions as agreed to by the transferee and investor initiating such transaction.

Preemptive Rights

Prior to a Public Listing, the Shareholders Agreement provides that upon a proposed issuance of equity securities of the Company by the Company or its subsidiaries, the Company shall offer to each holder of 1% or more of the outstanding Common Stock the right to purchase its pro rata share, based on ownership of Common Stock on the terms and conditions of the proposed issuance. The preemptive rights are subject to customary limited carve-outs.

Minority Protections

The Shareholders Agreement requires the approval of the holders of 66 2⁄3% of the Common Stock for the Company to, or permit any of its subsidiaries to, (1) amend the Certificate of Incorporation or the Bylaws of the Company, (2) merge or consolidate with, or enter into a reorganization or equity recapitalization, that results in the holders of Common Stock holding less than a majority of the equity in the surviving or resulting entity, (3) any sale of all or substantially all of the Company’s assets on a consolidated basis, (4) enter into related party transactions with holders of 5% or more of the Common Stock or, unless on an arms’-length basis, any of their affiliates, (5) engage in a new line of business substantially unrelated to an existing line of business or (6) adopt an equity incentive plan that, together with all other equity incentive plans (excluding the 2005 Plan, the 2007 Plan and the Webloyalty 2005 Plan) is for more than 10% of the issued and outstanding Common Stock.

Director Elections

The Shareholders Agreement requires that the individual serving as the chief executive officer of the Company must be included in the Company’s slate of nominees for director at each annual or special meeting of stockholders at which directors are to be elected and which the relevant class of director seats are subject to election. The Company must use its reasonable best efforts to cause the election of the chief executive officer as a director of the Board (along with all other Company nominees for director) and otherwise support the chief executive officer for election in a manner no less rigorous and favorable than the manner in which the Company supports its other director nominees.

Financial Reports; Information Rights

The Shareholders Agreement obligates the Company to deliver reports to stockholders substantially similar to the current, periodic and annual reports required by Section 13 or 15(d) of the Exchange Act unless the Company is then a public reporting company or a voluntary filer.

Representations and Warranties

Investors party to the Shareholders Agreement, including as a result of executing a joinder thereto, are required to make customary representations and warranties to the Company regarding (1) organization, (2) authority, and (3) absence of violations or failure to obtain required consents.

Listing Requirement

Pursuant to the Shareholders Agreement, the Company is obligated to use commercially reasonable efforts to qualify the Common Stock for quotation on the OTC Bulletin Board as promptly as practicable following the closing of the 2015 Exchange Offers and 2015 Rights Offering. In satisfaction of this obligation, on June 6, 2016, the Common Stock was approved for quotation on the OTCQX under the ticker symbol “AFGR.” In addition, the Company is obligated to use commercially reasonable efforts to cause the Common Stock to be listed on a U.S. national securities exchange registered with the SEC on or prior to the first anniversary of the closing of the 2015 Exchange Offers and 2015 Rights Offering. As of the date of this proxy statement, the Company is not listed on a U.S. national securities exchange registered with the SEC.

Other Agreements

By executing the Shareholders Agreement, investors party thereto have agreed not to enter into any agreements or arrangements of any kind with any person or entity inconsistent with the provisions of the Shareholders Agreement.

Term; Termination

The Shareholders Agreement shall terminate upon the dissolution or liquidation of the Company or the occurrence of a qualified initial public offering of the Company. For purposes of the Shareholders Agreement, a qualified initial public offering means a bona fide, marketed underwritten initial public offering after which closing such capital is quoted on the NASDAQ National Market or listed or quoted on the New York Stock Exchange or other national securities exchange acceptable to our Board and meeting one of the following two criteria: (i) the aggregate cash proceeds (net of underwriting discounts, commissions and offering expenses) of such offering to the Company exceed $75 million, or (ii) at least 20% of the outstanding Common Stock (calculated in accordance with the Shareholders Agreement on a fully diluted basis, and for purposes of such calculation treating Common Stock issued in the initial public offering as outstanding Common Stock) shall have been issued or sold to the public in connection with such initial public offering.

Original Registration Rights Agreement

On November 9, 2015, the Company, the holders of the Common Stock and certain holders of Class C/D Common Stock entered into a Registration Rights Agreement (the “Original Registration Rights Agreement”), pursuant to which the Company has granted such holders the right, under certain circumstances and subject to certain restrictions, to require the Company to register under the Securities Act the shares of Common Stock that are held or acquired by them. In connection with the 2017 Transactions, the Original Registration Rights Agreement was amended and restated, as discussed below under “Agreements with Certain Stockholders in Connection with the 2017 Transactions—Amended and Restated Registration Rights Agreement.”

Shelf Registration

The Original Registration Rights Agreement requires the Company, upon becoming eligible to file a registration statement on Form S-3, to use its commercially reasonable efforts to promptly prepare and file a shelf registration statement with respect to the resale of Common Stock and maintain the shelf registration statement for one year. Holders may request a shelf-takedown one time per six month period. Holders owning 30% of the shares of Common Stock to be registered pursuant to a shelf registration statement may elect to have the offering underwritten. The Company is required to prepare and file additional shelf registration statements as necessary every three years.

Demand Rights

The Original Registration Rights Agreement grants holders of 35% or more of the shares of Common Stock one demand registration right per six month period; provided, that the Company does not have to effect a demand registration if a shelf registration statement is on file and effective or if such a demand registration would not reasonably be expected to result in aggregate gross cash proceeds in excess of $100 million (without regard to any underwriting discount or underwriter’s commission). Holders owning 30% of the shares of Common Stock to be registered pursuant to a demand registration statement may elect to have the offering underwritten.

Black-Out Periods

The Company has the ability to postpone the filing of a registration statement in connection with a shelf registration or a demand registration for not more than once in any twelve-month period, not to exceed 60 days, subject to certain conditions.

Piggyback Registration Rights

The Original Registration Rights Agreement grants the holders of Common Stock certain “piggyback” registration rights, which allows the holders the right to include shares of Common Stock in a registration statement filed by the Company, including in connection with the exercise of any demand registration rights by any other security holder possessing such rights, subject to customary exceptions.

Reduction of Offering and Lock-Up Periods

If the Company and the holders, in consultation with the underwriter in a demand or piggyback registration, determine in good faith that the amount or kind of securities requested to be included in such offering materially and adversely affects such offering, then the amount of securities to be offered by the participating holders will be reduced pro rata based on the formulation set forth in the Original Registration Rights Agreement. Holders of 1% or more of the Common Stock or holders who participate in an underwritten offering agree to enter into, if requested by underwriters, a customary lock-up agreement in connection with an underwritten offering made pursuant to the Original Registration Rights Agreement. In connection with any underwritten offering, such lock-up period will start no earlier than 7 days prior to the expected pricing date of such offering and will last no longer than 90 days after such pricing date, unless the offering is an initial public offering, in which case such lock-up period will last no longer than 180 days after such pricing date.

Underwriters

In connection with any underwritten shelf registration or demand registration, the holders of a majority of the shares of Common Stock to be registered shall select the underwriter, who must be reasonably satisfactory to the Company.

Indemnification; Expenses

The Company is required to indemnify prospective sellers in an offering pursuant to the Original Registration Rights Agreement and certain related parties against any losses or damages arising out of or based upon any untrue statement or omission of material fact in a registration statement or prospectus pursuant to which such prospective seller sells shares of Common Stock, unless such liability arose out of or is based on such party’s misstatement or omission. The Original Registration Rights Agreement also provides that the Company is indemnified by each seller, severally and not jointly, against all losses caused by its misstatements or omissions up to the amount of net proceeds received by such prospective seller upon the sale of the shares of Common Stock giving rise to such losses. The Company will pay all registration expenses incidental to its obligations under the Original Registration Rights Agreement, including legal fees and expenses.

Prior Nominating Agreements

The Company entered into a separate nominating agreement (collectively, the “Prior Nominating Agreements”) with each of Third Avenue and Ares, pursuant to which such investors, on behalf of their respective constituents, had the right to nominate one director for election to the Board. Such nomination rights did not include any obligation on the part of any other investor to vote for such nominees, nor did they guarantee that such nominees would be successfully elected to serve on the Board. The rights to nominate a director pursuant to the Prior Nominating Agreements were subject to the investor, together with its affiliates, maintaining beneficial ownership of at least 8% of the Company’s issued and outstanding Common Stock (including any Limited Warrants, but excluding (1) any other derivative securities or rights to acquire Common Stock and (2) any Common Stock issued pursuant to an equity incentive plan). The Prior Nominating Agreements were terminated in accordance with their terms and are of no further force and effect due to subsequent changes in ownership of equity securities of the Company, including the transfer by Third Avenue of its equity securities to ICG.

Limited Warrant

On November 9, 2015, in lieu of shares of Common Stock that would have resulted in Third Avenue, together with its affiliates, acquiring over 19.9% of the issued and outstanding Common Stock, the Company issued a Limited Warrant to acquire up to 462,266 shares of Common Stock to Third Avenue. Third Avenue informed the Company that it transferred all of its equity interests in the Company to ICG, as a result of which the Limited Warrant is now held by ICG. The Limited Warrant is non-voting, non-participating and has an exercise price equal to $0.01 per share. The Limited Warrant contains customary anti-dilution protection for splits, reverse-splits, reclassifications and similar transformative events. The Limited Warrant will expire on the fifth anniversary of its issuance, and includes a covenant that prohibited the Company from declaring or paying dividends in respect of the Common Stock until the first anniversary of the date of issuance. The Board may not declare or pay dividends or distributions of any kind with respect to the Limited Warrant, and neither the Company nor any of its subsidiaries have the right or ability to repurchase the Limited Warrant. The Limited Warrant may be transferred, subject to compliance with the Securities Act, and any restrictions contained in the Limited Warrant, the Certificate of Incorporation and the Shareholders Agreement. The Limited Warrant is exercisable at any time during the five year exercise period unless the exercising holder would require the approval of, or a filing with, the FCA or the ND Insurance Commissioner to acquire the Common Stock issuable upon such exercise. ICG has obtained the approval of the ND Insurance Commissioner, but has not yet received the approval of the FCA.

The 2017 Transactions

On May 10, 2017, (1) Affinion completed a private offer to exchange or repurchase for cash at the holder’s election (collectively, the “2017 AGI Exchange Offer”) all of Affinion’s 7.875% Senior Notes due 2018 (the “Existing AGI Notes” and, together with the Existing Holdings Notes and the Existing Investments Notes, the “Existing Notes”) for (a) Affinion’s new Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 (the “New Notes”) and the New Warrants to purchase the Company’s Common Stock or (b) cash; (2) the Company completed a private offer to exchange or repurchase for cash at the holder’s election (collectively, the “2017 Holdings Exchange Offer”) all of the Company’s Existing Holdings Notes for (a) New Notes and New Warrants to purchase Common Stock or (b) cash; and (3) Affinion Investments completed a private offer to exchange or repurchase for cash at the holder’s election (collectively, the “2017 Investments Exchange Offer” and, together with the 2017 AGI Exchange Offer and the 2017 Holdings Exchange Offer, the “2017 Exchange Offers”) all of Affinion Investments’ Existing Investments Notes for (a) New Notes and New Warrants to purchase Common Stock or (b) cash. Pursuant to the 2017 AGI Exchange Offer, approximately $269.7 million aggregate principal amount of Existing AGI Notes were exchanged for approximately $277.8 million aggregate principal amount of New Notes, New Warrants to purchase 1,103,203 shares of Common Stock, and approximately $417,386 in cash (the “AGI Cash Consideration”). Pursuant to the 2017 Holdings Exchange Offer, approximately $4.6 million aggregate principal amount of Existing Holdings Notes were exchanged for approximately $4.7 million aggregate principal amount of New Notes and New Warrants to purchase 18,539 shares of Common Stock. Pursuant to the 2017 Investments Exchange Offer, approximately $12.4 million aggregate principal amount of Existing Investments Notes were exchanged for approximately $12.8 million aggregate principal amount of New Notes, New Warrants to purchase 51,005 shares of Common Stock and approximately $912 in cash (the “Investments Cash Consideration” and, together with the AGI Cash Consideration, the “Cash Consideration”). The number of shares of Common Stock issuable upon the exercise of the New Warrants, as described herein, reflects the application of the anti-dilution protections of the New Warrants issued in the 2017 Exchange Offers and pursuant to the Investor Purchase Agreement (other than the New Warrants issued as part of the funding premium) that are triggered by the issuance of New Warrants as part of the funding premium.

The Cash Consideration was funded pursuant to the previously announced Investor Purchase Agreement, dated as of March 31, 2017 (the “Investor Purchase Agreement”), among Affinion Holdings, Affinion and Affinion Investments, Elliott, Franklin Mutual Quest Fund, a fund managed by Franklin Mutual Advisers, LLC (“Franklin”), affiliates of Empyrean Capital Partners, LP, and Metro SPV LLC, an affiliate of ICG (collectively, in such capacity, the “Investors”). Pursuant to the Investor Purchase Agreement, the Investors (or their affiliates) had agreed to purchase an aggregate principal amount of New Notes and New Warrants to yield sufficient cash proceeds to repurchase any Existing Notes tendered for Cash Consideration in the 2017 Exchange Offers (the “Initial Investment”). Further, pursuant to the Investor Purchase Agreement, the Investors had agreed to purchase an aggregate principal amount of New Notes and New Warrants that would yield sufficient cash proceeds to redeem any Existing Notes not tendered in the 2017 Exchange Offers if Affinion Holdings, Affinion or Affinion Investments exercised its option to redeem any Existing Notes not tendered in the 2017 Exchange Offers (the “Follow-On Investment” and, together with the Initial Investment, the “Investment”). As described further below, Affinion exercised its option to redeem all Existing AGI Notes not tendered in the 2017 AGI Exchange Offer.

As a result of the 2017 Exchange Offers, the Initial Investment and the Follow-On Investment in connection with the Existing AGI Notes Redemption (as defined below), (1) Affinion issued approximately $532.6 million aggregate principal amount of New Notes and (2) Affinion Holdings issued New Warrants to purchase 3,974,581 shares of Common Stock, of which (a) approximately $295.3 million aggregate principal amount of New Notes and New Warrants to purchase up to 1,172,747 shares of Common Stock were issued to participating holders (including certain of the Investors) in the Exchange Offers and (b) approximately $237.3 million aggregate principal amount of New Notes and New Warrants to purchase 2,801,834 shares of Common Stock were issued to the Investors pursuant to the Investor Purchase Agreement in connection with the Initial Investment, the Follow-On Investment in connection with the Existing AGI Notes Redemption and the commitment and funding premiums under the Investor Purchase Agreement. The number of shares of Common Stock issuable upon the exercise of the New Warrants, as described herein, reflects the application of the anti-dilution protections of the New Warrants issued in the 2017 Exchange Offers and pursuant to the Investor Purchase Agreement (other than the New Warrants issued as part of the funding premium) that are triggered by the issuance of New Warrants as part of the funding premium.

In connection with the 2017 Exchange Offers, the Company solicited consents (the “2017 Consent Solicitations”) from eligible holders of Existing Notes to amend (a) the indenture governing the Existing AGI Notes, dated as of November 19, 2010 (as supplemented to the date hereof, the “Existing AGI Indenture”), between Affinion, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Existing Trustee”), (i) to eliminate substantially all of the restrictive covenants and certain of the default provisions in the Existing AGI Indenture and (ii) to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing AGI Indenture (collectively, the “AGI Proposed Amendments”), (b) the indenture governing the Existing Holdings Notes, dated as of December 12, 2013 (as supplemented to the date hereof, the “Existing Holdings Indenture”), between the Company and the Existing Trustee, to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing Holdings Indenture (the “Holdings Proposed Amendments”) and (c) the indenture governing the Existing Investments Notes, dated as of December 12, 2013 (as supplemented to the date hereof, the “Existing Investments Indenture” and, together with the Existing AGI Indenture and the Existing Holdings Indenture, the “Existing Indentures”), among Affinion Investments, Affinion Investments II, LLC and the Existing Trustee, to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing Investments Indenture (the “Investments Proposed Amendments”). In connection with the 2017 Consent Solicitations, (a) Affinion, the guarantors party thereto and the Existing Trustee entered into a supplemental indenture giving effect to the AGI Proposed Amendments and (b) Affinion Investments, Affinion Investments II, LLC and the Existing Trustee entered into a supplemental indenture giving effect to the Investments Proposed Amendments.

Upon closing of the 2017 Exchange Offers and after giving effect to the Existing AGI Notes Redemption, there remained outstanding approximately $11.5 million aggregate principal amount of Existing Holdings Notes and approximately $10.2 million aggregate principal amount of Existing Investments Notes.

Also in connection with the consummation of the 2017 Exchange Offers and the Investment, we will offer to each stockholder that, together with its affiliates, holds at least one percent (1%) of the Common Stock (the “Pre-Emptive Rights Holders”) the right to purchase with cash up to such Pre-Emptive Rights Holder’s pro rata share (as determined in accordance with the Shareholders Agreement) of New Warrants (the “Pre-Emptive Rights Offer”) issued or to be issued pursuant to the 2017 Exchange Offers and the Investment, provided, however that the issuance of the New Warrants pursuant to the Pre-Emptive Rights Offer will not dilute the New Warrants issued pursuant to the 2017 Exchange Offers or the Investment. There will be no oversubscription rights or overallotments to Pre-Emptive Rights Holders in respect of New Warrants not subscribed for in the Pre-Emptive Rights Offer. Pre-Emptive Rights Holders that wished to exchange Existing Notes for New Notes and New Warrants were required to do so in the Exchange Offers.

Also on May 10, 2017, Affinion entered into a new credit facility (the “New Credit Facility”) having a five year maturity with a lender, pursuant to which the lender provided term loans in an aggregate principal amount equal to $1.34 billion and committed to provide revolving loans in an aggregate principal amount at any one time outstanding not to exceed $110.0 million, decreasing to $80.0 million on the first anniversary of the closing date. The proceeds of the term loans were used by Affinion to refinance its existing senior secured credit facility (the “Credit Agreement Refinancing”), to effect the International Notes Redemption (as defined below), to pay transaction fees and expenses and for general corporate purposes.

The 2017 Exchange Offers, the 2017 Consent Solicitations, the Investment, the Pre-Emptive Rights Offer, the Credit Agreement Refinancing, the International Notes Redemption and all related transactions are collectively referred to in this proxy statement as the “2017 Transactions.”

Agreements with Certain Stockholders in Connection with the 2017 Transactions

Stockholder Consent

Section 2.2(a) of the Shareholders Agreement requires the Company to receive the affirmative vote or written consent of the holders of at least 66-2/3% shares of the outstanding Common Stock (the “Stockholder Consent”) before entering into any agreement or transaction with any holder of 5% or more of the outstanding Common Stock. In order to allow holders of 5% or more of the outstanding Common Stock to participate in the 2017 Exchange Offers, 2017 Consent Solicitations, the Investment and related transactions and in order to allow the Company to enter into the Nominating Agreements with certain holders of 5% or more of the outstanding Common Stock and to enter into the A&R Registration Rights Agreement with certain holders of 5% or more of the outstanding Common Stock, the Company has received the Stockholder Consent. In connection with the Stockholder Consent, the Company filed a related Definitive Information Statement on Schedule 14C with the SEC on April 13, 2017, and the Stockholder Consent was deemed effective 20 calendar days after the Definitive Information Statement on Schedule 14C was first sent to stockholders. The consummation of the 2017 Exchange Offers was conditioned upon, among others, receipt of the Stockholder Consent and the passage of at least 20 calendar days from the date on which the related Definitive Information Statement on Schedule 14C is first sent to the Company’s stockholders, each of which occurred.

Support Agreement

On March 31, 2017, certain holders of Existing AGI Notes (the “Significant Holders”), which collectively held, as of such date, approximately $237.5 million (50.0%) aggregate principal amount of Existing AGI Notes, entered into a support agreement (the “Support Agreement”) with the Company, Affinion and Affinion Investments, whereby such Significant Holders agreed to tender their Existing Notes in the 2017 Exchange Offers in exchange for New Notes and New Warrants. On April 3, 2017, the Company, Affinion and Affinion Investments entered into an amendment to the Support Agreement approving the amount of consideration provided in connection with the cash election in the 2017 AGI Exchange Offer. In addition, by executing the Support Agreement, each of the Significant Holders agreed to waive their pre-emptive rights under the Shareholders Agreement with respect to the New Warrants to be issued in connection with the 2017 Exchange Offers, Investor Purchase Agreement and the Pre-Emptive Rights Offer.

Investor Purchase Agreement

On March 31, 2017, the Investors entered into the Investor Purchase Agreement to purchase from the Company an aggregate principal amount of New Notes and New Warrants that would yield sufficient cash proceeds to repurchase any Existing Notes tendered for cash consideration in the 2017 Exchange Offers. Further, if the Company, Affinion or Affinion Investments exercises its option to redeem any Existing Notes not tendered in the 2017 Exchange Offers, under the Investor Purchase Agreement, the Company has the option to obligate the Investors to purchase an aggregate principal amount of New Notes and New Warrants that would yield sufficient cash proceeds to redeem any Existing Notes not tendered in the 2017 Exchange Offers. Affinion exercised its option to redeem all Existing AGI Notes not tendered in the 2017 AGI Exchange Offer.

Any additional Follow-On Investments would be made upon the Company’s exercise of its option within 90 days from the consummation of the 2017 Exchange Offers, subject to (1) the Company having delivered a notice of optional redemption to the holders of a series of Existing Notes for which the Follow-On Investment funds would be used and (2) the valid tender and acceptance by us of at least 90% of the aggregate principal amount of the applicable series of Existing Notes in the 2017 Exchange Offers, which minimum participation condition was waivable by the Company in its sole discretion. The Company waived such condition.

In accordance with the terms of the Company’s Shareholders Agreement, Empyrean Capital Partners, LP’s entry into the Investor Purchase Agreement was conditioned on the mailing of the Information Statement on Schedule 14C announcing the action by written consent of stockholders in lieu of a meeting, authorizing Empyrean Capital Partners, LP, as a holder of 5% or more of the Company’s Common Stock, to enter into the Investor Purchase Agreement, and the tolling of the applicable 20 day period, each of which occurred.

Nominating Agreements

In connection with the 2017 Transactions, on May 10, 2017, we entered into the Nominating Agreements with Elliott and ICG, pursuant to which investors party thereto have the right to nominate one director for election to the Board subject to the investor, together with its affiliates, holding at least 8% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans) and a second director subject to the investor, together with its affiliates, holding at least 16% of the issued and outstanding Common Stock (including any derivative securities on an as-exercised basis, but excluding any Common Stock underlying management compensation and incentive plans).

In addition, the Nominating Agreement with Elliott contains a provision that prohibits the Company from acting upon the vote of stockholders (other than a vote for the election of directors or a vote to adjourn a meeting of stockholders) without either (i) the written consent of Elliott or (ii) the affirmative approval of the holders of a majority of the outstanding shares of Common Stock, assuming that Elliott has exercised all New Warrants held of record by it prior to the record date of such vote.

Amended and Restated Registration Rights Agreement

The Company and certain investors, including the Significant Holders, entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), which amended and restated the Original Registration Rights Agreement. The A&R Registration Rights Agreement adds an express deadline for filing a registration statement on Form S-3 once the Company becomes eligible to do so of 90 days (assuming the investors seeking to have their securities included in such registration statement have provided all required investor information at least 10 days prior to the filing date) and to maintain such shelf registration statement for up to six years, as compared to one year in the Original Registration Rights Agreement.

In addition, following an initial public offering (“IPO”), under the A&R Registration Rights Agreement, investors party thereto are allowed to demand underwritten shelf take-downs as compared to no ability to require underwritten secondary offerings after an IPO in the Original Registration Rights Agreement. Furthermore, two of the investors, Elliott and Franklin, have rights under the A&R Registration Rights Agreement to demand registration and to demand an underwritten offering at a 12% ownership threshold and at a $25.0 million expected proceeds threshold as compared to the 35.0% and $100.0 million thresholds for both demanding registration and an underwritten offering in the Original Registration Rights Agreement. The thresholds of 35.0% and $100.0 million under the Original Registration Rights Agreement continue to be the applicable threshold for all other investors under the A&R Registration Rights Agreement.

With respect to future demand rights the Company may grant from time to time, the A&R Registration Rights Agreement amends the terms of the Original Registration Rights Agreement to require that any underwriters cutbacks be applied pro rata among the parties to the A&R Registration Rights Agreement and the holders of such new registration rights, as compared to the Original Registration Rights Agreement which gave priority to a demand holder invoking demand registration rights under a separate registration rights agreement.

In addition, the A&R Registration Rights Agreement changes the terms of the pre-agreed lock-up as may be requested by underwriters in connection with an underwritten offering. Investors party to the A&R Registration Rights Agreement will be required to agree to lock-ups lasting the shorter of 90 days and such shorter time as may be required of the Company’s officers and directors, as compared to the obligation under the Original Registration Rights Agreement to agree to be locked up for 90 days regardless of the duration of the lockup for the Company’s officers and directors.

Warrant Agreement; New Warrants

In connection with the 2017 Exchange Offers and the Investor Purchase Agreement, on May 10, 2017, Affinion Holdings entered into a Warrant Agreement with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”), setting forth the terms of the New Warrants to purchase shares of

Common Stock. Pursuant to the terms of the Warrant Agreement, the New Warrants are immediately exercisable upon issuance and will terminate on the earlier to occur of (i) November 10, 2022 and (ii) five business days following the consummation of a sale of Affinion Holdings or other similar fundamental transaction. Each New Warrant is exercisable for one share of Common Stock at a price equal to $0.01.

New Warrants will not be exercisable if the recipient of the Common Stock to be issued upon exercise has failed to obtain any required consents or waivers from, or failed to file any required notices with, any applicable governmental agency, including the ND Insurance Commissioner and the FCA.

The New Warrants contain customary provisions for the adjustment of the number of shares of Common Stock issuable upon exercise in the event of the occurrence of any organic dilutive (or anti-dilutive) events, including, but not limited to, splits, combinations, stock dividends and similar transactions, as well as in the event of dividends or distributions in respect of Common Stock to the extent that holders of New Warrants are not permitted to participate on an as-exercised basis. The New Warrants will automatically adjust such that following the consummation of certain purchases of New Notes and New Warrants by Investors made pursuant to the Investor Purchase Agreement and the Pre-Emptive Rights Offer to be conducted by Affinion Holdings, the New Warrants offered in the 2017 Exchange Offers and pursuant to the Investor Purchase Agreement (excluding the New Warrants to be issued in respect of the funding premium) will represent approximately 15% of the fully diluted ownership of Affinion Holdings after giving effect to issuances pursuant to the 2017 Exchange Offers, the Investor Purchase Agreement and the Pre-Emptive Rights Offer, but without giving effect to options and restricted stock units granted under Affinion Holdings’ management compensation and incentive plans. Similarly, the New Warrants offered pursuant to the Investor Purchase Agreement will automatically adjust to account for any dilutive impact resulting from the consummation of the Pre-Emptive Rights Offer.

Neither the New Warrants, nor the Common Stock issuable upon the exercise thereof, are registered securities, and therefore are subject to restrictions on transfers under securities laws.

Holders of exercisable New Warrants will be entitled to participate in dividends on an as-exercised basis. Holders will not be entitled to any other rights of holders of Common Stock until, and to the extent, they have validly exercised their New Warrants. Upon exercise, such holders will be entitled to execute joinders to the Shareholders Agreement and the A&R Registration Rights Agreement.

As a result of the 2017 Exchange Offers and the Investor Purchase Agreement, as of May 10, 2017, Affinion Holdings issued New Warrants to purchase 3,974,581 shares of Common Stock, in the aggregate, of which (a) New Warrants to purchase 1,172,747 shares of Common Stock were issued to holders (including certain of the Investors) whose Existing Notes (as defined below) were accepted for exchange in the Exchange Offers and (b) New Warrants to purchase 2,801,834 shares of Common Stock were issued in connection with the Investor Purchase Agreement and the funding and commitment premiums under the Investor Purchase Agreement. The number of shares of Common Stock issuable upon the exercise of the New Warrants, as described herein, reflects the application of the anti-dilution protections of the New Warrants issued in the 2017 Exchange Offers and pursuant to the Investor Purchase Agreement (other than the New Warrants issued as part of the funding premium) that are triggered by the issuance of New Warrants as part of the funding premium.

Neither the New Warrants nor the Common Stock issuable upon the exercise thereof were registered under the Securities Act or any state or foreign securities laws, but were instead issued in reliance upon exemptions from the registration requirements of the Securities Act. As a result, neither the New Warrants nor the shares of Common Stock issuable upon the exercise thereof may be offered or sold within the United States, or to, or for the account or benefit of, any United States person absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

Note Redemptions

In connection with the 2017 Transactions, on May 10, 2017 (1) Affinion issued a notice to redeem approximately $205.3 million of the Existing AGI Notes, which is all of the untendered Existing AGI Notes (the

“Existing AGI Notes Redemption”), at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date and (2) Affinion International issued a notice to redeem approximately $118.5 million aggregate principal amount of the International Notes, which is all of the outstanding International Notes (the “International Notes Redemption” and, together with the Existing AGI Notes Redemption, the “Notes Redemptions”) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. In connection with the Notes Redemptions, each of Affinion and Affinion International also irrevocably deposited with the applicable trustee the amount sufficient to satisfy and discharge its obligations under the applicable indenture governing the Existing AGI Notes and the International Notes.

Cancellation of the AGI Subordinated Notes

Immediately after the consummation of the 2017 Exchange Offers, (i) the Company contributed to Affinion 1,154,208 New Warrants, which is a number of New Warrants sufficient to pay the portion of the consideration due in New Warrants for the Existing AGI Notes and the Existing Investments Notes in the 2017 AGI Exchange Offer and the 2017 Investments Exchange Offer, respectively, and, in exchange, Affinion distributed to the Company approximately $4.7 million aggregate principal amount of New Notes, which is an aggregate principal amount of New Notes sufficient to pay the portion of the consideration due in New Notes for the Existing Holdings Notes in the 2017 Holdings Exchange Offer; and (ii) Affinion, in turn, used 51,005 New Warrants and approximately $12.8 million aggregate principal amount of New Notes, which is a number of New Warrants and an aggregate principal amount of New Notes which together are sufficient to pay the consideration for the Existing Investments Notes tendered in the 2017 Investments Exchange Offer, to repurchase for cancellation the 13.50% Senior Subordinated Notes due 2018 of Affinion (the “AGI Subordinated Notes”) from Affinion Investments in the same aggregate principal amount as the aggregate principal amount of Existing Investments Notes accepted for exchange in the 2017 Investments Exchange Offer.

Net Patents Contribution

Prior to the consummation of the 2017 Transactions, the Company contributed the equity of Affinion Net Patents, Inc. (“Net Patents”) to Affinion so that Net Patents became a restricted subsidiary and therefore a guarantor under the New Credit Facility and the indenture governing the New Notes.

Waiver of Pre-Emptive Rights by Pre-Emptive Rights Holders

By participating in the 2017 Exchange Offers or the Investment, and as a condition to such participation, Pre-Emptive Rights Holders were deemed to have acknowledged and agreed that such Pre-Emptive Rights Holder waived its pre-emptive rights as set forth in the Shareholders Agreement with respect to all New Warrants to be issued in the 2017 Exchange Offers and pursuant to the Investment. Certain holders agreed to waive their pre-emptive rights with respect to the New Warrants issued in connection with the 2017 Exchange Offers and the Investment.

Review and Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, our Audit Committee assists the Board with reviewing and approving related-party transactions, which includes any related party transactions that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. For a discussion of the composition and responsibilities of our Audit Committee, see “Corporate Governance—Board Committees—Audit Committee.” In determining whether to approve a related party transaction, the Audit Committee will consider a number of factors including whether the related party transaction is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our Common Stock to file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities. Based on our records and written representations from reporting persons, we believe that each of our directors, officers and greater than 10% beneficial owners met all of the applicable Section 16(a) filing requirements for transactions in our Common Stock during the year ended December 31, 2016.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of the Company.

ANNUAL REPORT ON FORM 10-K

For further information about the Company, please refer to our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017. Our Annual Report on Form 10-K is publicly available on our website at www.affinion.com under the “Investors” and “SEC Filings” tabs. You may also obtain a paper copy of our Annual Report on Form 10-K, without charge, by sending a written request to Affinion Group Holdings, Inc., 6 High Ridge Park, Stamford, CT 06905, Attention: Investor Relations.

By order of the Board of Directors,

/s/ Todd H. Siegel

Todd H. Siegel

Chief Executive Officer and Director

Affinion Group Holdings, Inc.

6 High Ridge Park

Stamford, CT 06905

Dated: May 15, 2017

APPENDIX A

AFFINION GROUP HOLDINGS, INC

AFFINION GROUP, INC

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Affinion Group Holdings, Inc. and Affinion Group, Inc. (the “Companies”) to assist the Board in overseeing (i) the integrity of the Companies’ financial statements, (ii) the independent auditor’s qualifications, independence and performance, (iii) the performance of the Companies’ internal audit function, (iv) the Companies’ compliance with legal, ethical and regulatory requirements, and (v) management’s risk assessment process. In performing its duties, the Committee shall seek to maintain an open avenue of communication among the Board, the independent auditor, the internal auditors and the management of the Companies.

The Audit Committee shall prepare the audit committee report for inclusion in the Companies’ annual proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Companies’ financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management with auditattestation from the independent auditor. Nothing contained in this Charter is intended to expand applicable standards of liability under legal, ethical and regulatory requirements for the directors of the Companies or members of the Committee.

The independent auditor is ultimately accountable to the Committee, which has the sole authority to appoint, oversee and, where appropriate, replace the independent auditor. The Committee has direct responsibility for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) in connection with preparing or issuing an audit report or performing other audit, review or attest services for the Companies. The independent auditor shall report directly to the Committee.

II. COMPOSITION

The Committee will consist of at least three and no more than six members (including a Chairperson) of the Board of Directors. As and when required in accordance with the New York Stock Exchange Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the majority of such members shall be “independent directors,” and shall be financially literate, as determined by the Board, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC and under the requirements of the Sarbanes-Oxley Act. As and when required in accordance with the New York Stock Exchange Rules, no member of the Committee shall have participated in the preparation of the financial statements of the Companies or any current subsidiary of the Companies at any time during the past three years. The members of the Committee and the Chairperson shall be appointed annually by the Board and serve at the pleasure of the Board. The Board shall have the power to change the members of the Committee and fill any vacancies occurring on the Committee for any reason. If any director serving on the Committee is also serving on the audit committee of three or more other public companies, the Board shall make a determination, as promptly as practicable following the time when the Companies first become aware of such circumstances and thereafter on a periodic basis but no less frequently than annually, that such simultaneous service does not impair the ability of such director to effectively serve on the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Companies or an outside consultant. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent auditor and the senior officer responsible for the internal audit function.

If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Committee may, if so permitted under then applicable NYSE rules, continue until the earlier of the Companies’ next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to qualify as independent.

III. MEETINGS

The Committee shall meet as often as it determines necessary, but at least quarterly each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson. The Committee may meet by telephone conference call or by any other means permitted by law or the Companies’ Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Companies’ Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Companies. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent auditors, internal auditors or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and regularly reporting the Committee’s actions to the Board.

The meeting agenda will be prepared and provided in advance to members along with appropriate briefing materials.

As part of its responsibility to foster free and open communication, the Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

IV. RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities as required by applicable laws, rules and regulations. In addition to such other duties as the Board may from time to time assign, the Committee shall:

Financial Statements and Disclosure Matters

•	Review and discuss with management and the independent auditor the Companies’ annual audited financial statements prior to the filing of the Companies’ Form 10-K, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the Form 10-K.

•	Review and discuss with management and the independent auditor the Companies’ quarterly financial statements prior to the filing of the Companies’ Form 10-Q, including disclosures made in Management’s Discussion and Analysis of Financial Conditions and the results of the independent auditor’s review of the quarterly financial statements.

•	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Companies’ financial statements, including any significant changes in the Companies’ selection or application of accounting principles, and the judgments of each of management and the independent auditor as to the quality and appropriateness of the Companies’ accounting principles as applied in its financial reporting.

•	Review and discuss with management and the independent auditor management’s report on internal control over financial reporting and the independent auditor’s attestation of the report (if required by the SEC filing requirements) prior to the filing of the Companies’ Form 10-K.

•	Review and discuss the reports required to be delivered by the independent auditor pursuant to Section 10A(k) of the Exchange Act regarding:

•	all critical accounting policies and practices to be used,

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with management the Companies’ earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Companies may provide earnings guidance.

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as any off balance sheet structures, on the Companies’ financial statements.

•	Discuss with the independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under auditing standards established by the Public Company Accounting Oversight Board, and under the rules and regulations of the SEC and other applicable authorities (as such standards and rules and regulations may be established or amended from time to time). In particular, the Committee and independent auditor shall discuss, among other things, matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Companies’ internal controls, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	Review disclosures made to the Audit Committee by the Companies’ CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Companies’ internal control over financial reporting.

Oversight of the Companies’ Relationship with the Independent Auditor

•	Select the Companies’ independent auditor, considering qualifications, independence and performance, and approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefore.

•

In evaluating the independent auditor’s qualifications, performance and independence, the Committee should discuss with the independent auditor the independent auditor’s independence, take into account the opinions of management and the internal auditors and consider whether the independent auditor’s quality controls are sufficient and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•	Review the external auditor’s proposed audit approach including coordination of audit efforts with Internal Audit.

•	Review and evaluate the lead partner of the independent auditor’s audit team for the Companies.

•	Obtain and review a report from the independent auditor at least annually regarding:

•	the independent auditor’s internal quality control procedures,

•	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditor,

•	any steps taken to deal with any such issues, and

•	all relationships between the independent auditor and the Companies.

•	Ensure the rotation of the lead audit partner having primary responsibility for the Companies’ audit and the audit partner responsible for reviewing the audit as required by law.

•	Ensure policies are established by the Companies for hiring of employees or former employees of the independent auditor.

•	Consider whether there should be regular rotation of the Companies’ independent auditor.

•	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Companies’ audit team.

•	Preapprove all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Companies by the independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may when it deems appropriate, form and delegate this authority to a subcommittee consisting of one or more Committee members, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next meeting.

Internal Controls

•	Consider the effectiveness and integrity of the Companies’ internal control system, including information technology security and control.

•	Consider the risk of management’s ability to override the Companies’ internal controls.

•	Understand the scope of internal audit and external auditor’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

•	Review with management and the independent auditors any reports or disclosures submitted by management to the Committee as contemplated by the Certifications required under Section 302 of the Sarbanes-Oxley Act of 2002 including but not limited to disclosure concerning any fraud, whether or not material, involving management or other employees who have a significant role in the Companies’ internal controls.

Oversight of the Companies’ Internal Audit Function

•	Review and discuss with management and the senior officer responsible for the internal audit function the annual audit plan, budget, activities, organizational structure and qualifications of the persons performing the internal audit function.

•	Approve the risk based internal audit plan;

•	Review and discuss with management and the senior officer responsible for the internal audit function significant reports to management prepared by the internal audit function and management’s responses thereto.

•	Review with the senior officer responsible for the internal audit function any difficulties encountered by the internal audit function in the course of its audits, including any restrictions on the scope of its work or access to required information.

•	Discuss with the independent auditor the responsibilities and staffing of the internal audit function.

•	Review the appointment, evaluation and replacement of the GVP Internal Audit & SOX Compliance.

Oversight of Risk Management and Compliance Matters

•	Ensure policies and procedures have been implemented regarding compliance with applicable federal, state and local laws and regulations and with the Companies’ Code of Conduct including business Ethics and Foreign Corrupt Practices Act (FCPA). Monitor the effectiveness of those policies and procedures for compliance with the U.S. Federal Sentencing Guidelines, as amended, and institute any changes or revisions to such policies and procedures as may be deemed warranted or necessary.

•	Approve any amendments to or requested waivers by officers or directors of the Companies’ Code of Conduct.

•	Review and approve all related-party transactions which would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Companies’ Annual Report on Form 10-K.

•	Ensure that procedures are established by the Companies for the receipt, retention and treatment of complaints received by the Companies regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any published reports or correspondence with regulators or governmental agencies that raise material issues regarding the Companies’ financial statements or accounting policies.

•	Discuss with the Companies’ General Counsel and/or outside counsel legal matters that may have a material impact on the financial statements or the Companies’ compliance policies.

•	Provide oversight of management’s Enterprise Risk Management activities, processes and controls, including, the appropriate guidelines and policies to govern the risk assessment and risk management process, major financial risk exposure and the steps management has undertaken to monitor and control such exposures.

•	Obtain from the independent auditor assurance that Section 10A(b) (Required response for audit discoveries over illegal acts) of the Securities Exchange Act of 1934 has not been implicated.

Other

•	Regularly report Committee activities to the Board and make such recommendations to the Board as the Committee deems appropriate.

•	Prepare for the Board an annual performance evaluation of the Committee.

•	Annually review and approve this Charter (recommending any appropriate changes to the Board).

•	Annually review and approve the Internal Audit Charter (recommending any appropriate changes to senior officer responsible for the internal audit function).

•	Review with management, the Companies’ finance function, including its budget, organization, and quality of personnel.

•	Discuss with the independent auditor, the internal audit function, and management, the extent to which changes or improvements in financial or accounting practices have been implemented.

•	Provide or approve a report for inclusion in the Companies’ proxy statement for its annual meeting of shareholders, in accordance with applicable SEC rules and regulations.

•	Institute and oversee special investigations as needed. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities to the extent deemed necessary or appropriate by the Committee.

V. MISCELLANEOUS

In discharging its responsibilities, the Committee shall have the authority to engage and determine funding for independent legal, accounting or other advisors (without seeking Board approval) as the Committee determines necessary or appropriate to carry out its duties. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein. The Companies shall provide appropriate funding, as determined by the Committee, for the payment of (i) compensation to the independent auditor, and legal, accounting or other advisors engaged by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

October 26, 2016

APPENDIX B

CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF

DIRECTORS

OF AFFINION GROUP HOLDINGS, INC.

I.	PURPOSES

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Affinion Group Holdings, Inc. (the “Company”) for the purposes of (a) discharging the Board’s responsibilities relating to the compensation of the Company’s chief executive officer (the “CEO”), (b) making recommendations to the Board with respect to the compensation of the Company’s other executive officers, other officers and key employees, (c) administering the Company’s equity-based compensation plans, and (d) reviewing the disclosures in Compensation Discussion and Analysis and producing an annual compensation committee report for inclusion in the Company’s Form 10-K.

II.	RESPONSIBILITIES

In addition to such other duties as the Board may from time to time assign, the Committee shall:

•	in consultation with senior management, review, evaluate and recommend to the Board for approval the Company’s general compensation philosophy and objectives and establish performance-based incentives that support the Company’s long-term goals, objectives and interests;

•	review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives and based on this evaluation determine the CEO’s compensation level, including salary, bonus targets, incentive and equity compensation. In determining the long-term incentive component of the CEO’s compensation, the Committee shall consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in past years;

•	review and approve all compensation for the Company’s non-CEO executive officers;

•	review and approve all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company’s non-CEO executive officers, and make recommendations to the Board regarding any such agreements, arrangements and benefits with respect to the Company’s CEO;

•	review and make recommendations to the Board with respect to incentive compensation plan and equity-based compensation plans;

•	review and discuss with management the disclosures made in Compensation Discussion and Analysis prior to the filing of the Company’s annual report on Form 10-K and proxy statement for the annual meeting of stockholders, and recommend to the Board whether the Compensation Discussion and Analysis should be included in the Form 10-K and proxy statement;

•	prepare an annual compensation committee report for inclusion in the Company’s Form 10-K and proxy statement for the annual meeting of stockholders in accordance with the applicable rules of the Securities and Exchange Commission;

•	conduct an annual performance evaluation of the Committee;

•	review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board for approval;

•	administer the Company’s equity-based compensation plans, including the grant of stock options and other equity awards under such plans;

•	review and recommend to the Board compensation plans, policies and benefit programs for employees generally;

•	set and review the compensation and reimbursement policies with respect to director compensation;

•	provide oversight concerning the selection of officers, management succession planning, expense accounts, indemnification and insurance matters, and separation packages; and

•	serve, to the extent necessary, as the “compensation committee” with respect to any functions that are administered by the compensation committee of any of the Company’s subsidiaries.

III.	COMPOSITION

The Committee shall be comprised of two or more members (including a Chairperson) and, as and when required in accordance with the New York Stock Exchange rules, all of such members shall be “independent directors,” as such term is defined in the New York Stock Exchange rules. In addition, at such time as the Company becomes subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), at least two members of the Committee shall be both a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 (with each member’s status in reference to Item 404(a) of Regulation S-K being determined pursuant to Note (4) to Rule 16b-3) and an “outside director” as defined by Section 162(m) of the Code and the Treasury regulations promulgated thereunder (a “Qualifying Director”). The members of the Committee and the Chairperson shall be selected not less frequently than annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board shall have the power to change the members of the Committee and fill any vacancies occurring on the Committee for any reason.

If, on and after the time the Company becomes subject to Section 162(m) of the Code, alt members of the Committee do not qualify as “outside directors” within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder, the Committee shall appoint a subcommittee consisting of at least two members, each of whom shall be a Qualifying Director (the “162(m) Subcommittee”). The 162(m) Subcommittee shall be responsible for granting and/or approving (or disapproving) any award under the Company’s (or its subsidiary’s, as the case may be) incentive compensation or equity award plans or agreements for which approval by such subcommittee would be required in order to qualify such award as “performance based compensation” within the meaning of Section 162(m) of the Code and the Treasury regulations promulgated thereunder.

In the event the Committee does not consist entirely of Non-Employee Directors (as defined above), then (i) prior to the appointment of the 162(m) Subcommittee, all grants of equity awards to persons who are subject to Rule 16b-3 of the Securities Exchange Act of 1934 shall be ratified by the Board and (ii) following the appointment of the 162(m) Subcommittee, all grants of equity awards to such persons shall be made only by the 162(m) Subcommittee.

IV.	MEETINGS AND OPERATIONS

The Committee shall meet as often as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson. The Committee may meet by telephone conference call or by any other means permitted by law or the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Subject to the Company’s Bylaws, the Committee may act by unanimous written consent of all members in lieu of a meeting. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Secretary of the Company shall be the Secretary of the Compensation

Committee unless the Committee designates otherwise. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request. The Committee shall have the authority to delegate any of its responsibilities to one or more subcommittees as the Committee may from time to time deem appropriate.

V.	AUTHORITY

The Committee has the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director, CEO or executive compensation. The Committee shall have the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any consulting firm or other advisors employed by the Committee.

Adopted and approved by the Committee on February 22, 2017.

0 ⬛

AFFINION GROUP HOLDINGS, INC.

Proxy for Annual Meeting of Stockholders on June 1, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Todd H. Siegel, Gregory S. Miller and Brian J. Fisher, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Affinion Group Holdings, Inc., to be held June 1, 2017 at 6 High Ridge Park, Stamford, Connecticut 06905, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

AFFINION GROUP HOLDINGS, INC.

June 1, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.affinion.com/investors/sec-filings

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

⬛ 20230304000000000000 6	060117

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2 AND 3, AND “FOR EVERY THREE YEARS” IN PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						2.	Ratification of appointment of PricewaterhouseCoopers LLP as independant registered public accounting firm for fiscal year 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Rick P. Frier Mark R. Vondrasek	Class I director Class I director
								FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY					3.	Approval on an advisory, non-binding basis of the compensation of named executive officers.	☐	☐	☐
FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)						EVERY 1 YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
						4.	Approval on an advisory, non-binding basis of the frequency of the stockholder advisory vote on executive compensation. ☐	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2 and Proposal 3, and FOR EVERY THREE YEARS in proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

ANNUAL MEETING OF STOCKHOLDERS OF

AFFINION GROUP HOLDINGS, INC.

June 1, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.affinion.com/investors/sec-filings

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

⬛ 20230304000000000000 6	060117

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,

“FOR” PROPOSALS 2 AND 3, AND “FOR EVERY THREE YEARS” IN PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:						2.	Ratification of appointment of PricewaterhouseCoopers LLP as independant registered public accounting firm for fiscal year 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Rick P. Frier Mark R. Vondrasek	Class I director Class I director
								FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY					3.	Approval on an advisory, non-binding basis of the compensation of named executive officers.	☐	☐	☐
	FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)						EVERY 1 YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN
						4.	Approval on an advisory, non-binding basis of the frequency of the stockholder advisory vote on executive compensation. ☐	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1, FOR Proposal 2 and Proposal 3, and FOR EVERY THREE YEARS in proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛